                                                                   EXHIBIT 10.19

                                                                    CONFIDENTIAL

                                 [CADENCE LOGO]

                         SOFTWARE OEM LICENSE AGREEMENT

                                    BETWEEN

                            SIMPLEX SOLUTIONS, INC.

                                      AND

                          CADENCE DESIGN SYSTEMS, INC.

                        EFFECTIVE DATE: January 11, 2002

                          AGREEMENT NO. OEM-02SIMP0111




CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT


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                                     INDEX

Section        Description                                  Page
-------        -----------                                  ----
               RECITAL ...................................   3

 1.0           DEFINITIONS ...............................   3

 2.0           APPOINTMENT ...............................   5

 3.0           DELIVERY AND ACCEPTANCE ...................   6

 4.0           LICENSE GRANT .............................   6

 5.0           MAINTENANCE, TRAINING AND ENHANCEMENTS ....  10

 6.0           MARKETING AND PROMOTION ...................  11

 7.0           FEES ......................................  12

 8.0           SOURCE CODE ESCROW ........................  14

 9.0           PROTECTION OF CONFIDENTIAL INFORMATION ....  16

10.0           WARRANTIES ................................  17

11.0           INDEMNITY .................................  18

12.0           LIMITATIONS OF LIABILITY ..................  19

13.0           TERM AND TERMINATION ......................  20

14.0           CADENCE SOFTWARE ..........................  20

15.0           GENERAL ...................................  20

EXHIBITS:

Exhibit A      - Products and Designated Equipment
Exhibit B      - Maintenance and Support Services
Exhibit C      - Fees and Payment
Exhibit D      - Software Deposit Agreement
Exhibit E      - Licenses for Use in Professional Services
Exhibit F      - Trademark Specifications
Exhibit G      - House Accounts for [*]


CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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


                                                                    CONFIDENTIAL

                                 [CADENCE LOGO]

                         SOFTWARE OEM LICENSE AGREEMENT

                        Effective Date: January 11, 2002

                          Agreement No: OEM-02SIMP0111


This Software OEM License Agreement ("Agreement") is entered into effective as of the date set forth above by and among, on the one hand, CADENCE DESIGN SYSTEMS, INC., a Delaware corporation having a principal place of business at 555 River Oaks Parkway, San Jose, California 95134, and CADENCE DESIGN SYSTEMS (IRELAND) LIMITED, a corporation organized and existing under the laws of Ireland having a place of business at Block U, East Point Business Park, Dublin 3, Ireland (collectively, "Cadence" as defined below), and, on the other hand, SIMPLEX SOLUTIONS, INC., a Delaware corporation, having a principal place of business at 521 Almanor, Sunnyvale, California, 94086 ("VENDOR").

WHEREAS Cadence develops and markets software application programs used in the electronic deign automation industry for the computer-aided engineering, design, co-verification, simulation, and layout of advanced electronic circuits, printed circuit boards and electronic Systems and subsystems; and

WHEREAS Vendor has developed certain computer programs and desires to grant Cadence rights to market, distribute and grant end user sublicenses to such programs on a world-wide basis, subject to the fees and other terms of this Agreement; and

WHEREAS Cadence desires, subject to the terms of this Agreement, to market, distribute and grant end user sublicenses to Vendor's programs as stand alone products, or in combination or for use with complementary software and systems which Cadence develops or distributes;

NOW THEREFORE in consideration of the mutual promises herein contained the parties hereby agree as follows:

1.0  DEFINITIONS.

     In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

     1.1 "Ancillary Work" means any software code written by or for Cadence (and not by Vendor) for the purpose of tightly integrating the Licensed Work, through its defined interfaces and without modification of the Licensed Work itself, as an integral and functioning part of Cadence's product framework environment and/or to meet unique requirements of an End User, or provide new or improved features, functionality or enhancements, provided that any such code which uses proprietary interfaces or is a derivative work of the Licensed Work shall be used solely for integrating the Licensed Work with complementary products in a design flow and shall not be used with products that are substitute or competitive with the Licensed Work.

     1.2 "Cadence" means Cadence Design Systems, Inc. and Cadence Design Systems (Ireland) Limited and wholly owned world-wide Subsidiaries of Cadence Design Systems, Inc. only so long as such entities remain wholly owned Subsidiaries of Cadence Design Systems, Inc.

     1.3 "Designated Equipment" means computer hardware listed on Exhibit A, and also including the operating system environment with which Cadence's products operate as listed on Exhibit A. At the request of either party from time to time, the parties shall amend Exhibit A to reflect expansions and extensions of the product families as may be approved by the Steering Committee under Section 5.3.

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      1.4   "Documentation" means the all following data sheets, user manuals and/or education and training materials in human or machine readable form, and all Maintenance Modification and Enhancements thereto, which are: (i) operating instructions and user manuals for the Product(s) that are released by Vendor for distribution to End Users ("End User Documentation"), (ii) marketing and sales literature for the Products which Vendor releases for use by sales representatives, distributors, and marketing personnel to market and promote the Product(s) ("Marketing Documentation"), and (iii) technical documentation which Vendor releases for integration and first line support of the Product(s) which describes the external interfaces and features of the Product(s) ("Technical Documentation"). Notwithstanding the foregoing, Documentation shall not include source code, internal development specifications or other similar information which is not generally made available by Vendor for the purposes described above.

      1.5 "End User" means an entity that acquires the Licensed Work for its internal production use.

      1.6 "Enhancement" means any modification(s), revision(s), upgrade(s) or addition(s) to a Product, in object code form, made by or on behalf of Vendor that is (i) released and made generally available by Vendor as part of a new version of the Licensed Work during the term of this Agreement, or (ii) approved by the Steering Committee and included in a new release of the Licensed Work during the term of this Agreement that improves its function, adds new function(s) or substantially enhances its performance, including, without limitation, new versions of the Products. Enhancements shall include updates to the Documentation. Notwithstanding the foregoing, Enhancements shall not include any modification(s), revision(s), upgrade(s) or addition(s) which substantially change the overall features or functions of the Product(s) without the prior written consent of Vendor, it being expressly understood that Fire & Ice QX, [*] are separate products and not Enhancements of one another.

      1.7 "Error(s)" means any malfunction or defect in the Products and/or a mistake in the Documentation for the unaltered, then-current or previous sequential release that is reproducible by Vendor and that prevents the Product from correctly operating in full conformance with its functional specifications, including, without limitation, any material adverse deviation from commonly accepted standards for normal and correct operation of computer programs, even if not explicitly mentioned in the Documentation, e.g., any case where the Product abnormally ceases function, produces incorrect or misleading information or erroneously interprets information given to it, and similar deviations.

      1.8 "Fees" means the fees that Cadence shall pay to Vendor for the rights granted hereunder, as more specifically described in Section 7 below.

      1.9 "Intellectual Property Rights" means semiconductor topography rights, mask works rights, patents, copyrights, trademarks (including service marks), trade secrets, and design rights, whether registered or unregistered, and including any application for registration of any of the foregoing and all rights or forms of protection of a similar nature of having equivalent or similar effect to any of these, which may subsist anywhere in the world.

      1.10 "Licensed Work(s)" means the Products and End User Documentation collectively.

      1.11 "Maintenance Modification" means any modification(s), revision(s) or addition(s) to the Products, in object code form, which are released by Vendor and delivered to Cadence pursuant to Vendor's maintenance obligations under Exhibit B that are necessary to: (i) correct Errors; or (ii) support new releases of the Designated Equipment or subsequent revisions of its operating system; or (iii) update a Product to ensure its continuing compatibility with versions of Cadence's product(s) it is intended to be used with, if any; or (iv) other modification(s) or addition(s) which are required under Exhibit B. Maintenance Modifications shall include updates to the Documentation. Notwithstanding the foregoing, Maintenance Modifications shall not include any modification(s), revision(s), upgrade(s) or addition(s) which substantially change the overall features or functions of the Product(s) without the prior written consent of Vendor, it being expressly understood that Fire & Ice QX, [*] are separate products and not Maintenance Modifications of one another.

      1.12 "Marketing Agent Commissions" means amounts included in revenue recognized by Cadence which are actually paid by Cadence under a Marketing Agent contract as commissions to non-affiliate third party sales representatives for distribution of the Licensed Works outside the following territories: U.S., Canada, Japan

CADENCE CONFIDENTIAL
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                                                                    CONFIDENTIAL


and European Union.

        1.13 "Marketing Agent(s)" means those distributors, dealers, resellers, representatives, affiliates or Subsidiaries with whom Cadence enters into a contractual relationship for the express purpose of engaging such entity to market to End-Users the Licensed Work or other Cadence products which are included as part of a Bundle with the Licensed Works.

        1.14 "Net Maintenance Revenues" means the gross revenues recognized by Cadence that, subject to the allocation provisions in Section 2.2 of Exhibit C, are directly attributable to the sale or provision of maintenance services related to the Licensed Works [*] refunds actually paid to customers (solely to the extent previously included in revenue and provided that no other amount or allowance shall be deducted from revenue for refunds), and the amount of commodity taxes, value added taxes or sales taxes included in such gross revenues (if any) which are actually paid by Cadence. Such gross revenues shall be calculated and allocated in accordance with the terms of Exhibit C.

        1.15 "Net Product Revenues" means the gross revenues recognized by Cadence that, subject to the allocation provisions in Section 2.2 of Exhibit C, are directly attributable to the distribution, license or sublicense of the Licensed Works [*] refunds actually paid to customers (solely to the extent previously included in revenue and provided that no other amount or allowance shall be deducted from revenue for refunds), and the amount of commodity taxes, value added taxes or sales taxes included in such gross revenues (if any) which are actually paid by Cadence to the extent that Cadence does not receive a credit, deduction or other recoupment of such taxes. Such revenues shall be calculated and allocated in accordance with the terms of Exhibit C.

        1.16 "Product(s)" means the Vendor software product(s), in object code form, as specified in Exhibit A, including any Maintenance Modifications and/or Enhancements thereto.

        1.17 "Subsidiary" means a corporation, limited liability company, partnership, joint venture, company, unincorporated association or other entity in which more than fifty percent (50%) of the outstanding shares, securities or other ownership interest (representing the right to vote for the election of directors or other managing authority or the right to make the decisions for such entity, as applicable) is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. Such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        1.18 "Term" means the initial term and any renewal term of this Agreement as specified in Section 13.1 below.

2.0 APPOINTMENT.

        2.1 Vendor hereby appoints Cadence as its non-exclusive OEM for the delivery of Licensed Works to End Users world-wide subject to the terms and conditions of this Agreement, and Cadence hereby accepts such appointment.

        2.2 Cadence shall arrange for delivery of Licensed Works to the End Users and providing End Users maintenance support of Licensed Works, through Cadence's usual channels for distribution and maintenance in accordance with the terms of this Agreement. Cadence will pay Vendor the license and maintenance fees as more fully described in Section 7.


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SOFTWARE OEM LICENSE AGREEMENT

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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3.0     RELEASE, DELIVERY AND REPRODUCTION OF PRODUCTS.

        3.1     Initial Delivery, Acceptance Tests and Corrections.

                3.1.1 Fire & Ice QX. The initial Product under this Agreement, Fire & Ice QX, has been released and has been reviewed and evaluated by Cadence prior to the Effective Date. As of the Effective Date, Fire & Ice QX has been accepted by Cadence for inclusion under the Agreement.

                3.1.2 [*]. Upon completion, Vendor shall deliver to Cadence a copy of [*]. Cadence shall have sixty (60) days after the initial delivery of such Product to perform such tests in accordance with the test plan under
Section 3.4 which Cadence deems reasonably necessary to determine whether such version meets the specifications and performance standards set forth in Exhibit A (the "Acceptance Standards"). Cadence shall promptly notify Vendor if Cadence determines that such Product does not meet the Acceptance Standards and provide a detailed description of the non-conformances. Vendor shall then modify or improve such Product version, at Vendor's expense, so that it performs in accordance with the Acceptance Standards and to redeliver it to Cadence upon completion. Cadence shall have a second sixty (60) day test period to reconduct the acceptance tests. If Cadence determines that the Product does not meet the Acceptance Standards after such second test period, then the parties shall repeat the procedure set forth in the two immediately preceding sentences until such Product meets the Acceptance Standards. Vendor's sole liability for failure to meet the Acceptance Standards or any target schedules with respect to [*] is the reduced royalty set forth in Section 1.1 of Exhibit C.

                3.1.3 [*]. [*] may, at Cadence's option, be included upon release. Vendor shall not be required to add such Product to this Agreement if Cadence has not accepted such Product within twelve (12) months after the Effective Date or within three (3) months after a beta release is first made available to Cadence, whichever is later. Neither Party shall have any liability due to Cadence's election not to include [*] under this Agreement.

        3.2 Acceptance Date. Within ten (10) business days after the Effective Date (in the case of Fire & Ice QX), and within ten (10) business days of the date on which Cadence notifies Vendor that [*] meets the Acceptance Standards and/or the date on which Cadence notifies Vendor that Cadence accepts [*] for inclusion hereunder, Vendor shall deliver to Cadence: (i) one (1) reproducible gold master copy of the then current released version of the respective Product in object code format, and (ii) a camera ready hard copy of the Documentation for such Product, with a collation guide for printing and reproduction together with an electronic soft copy of the Documentation in FrameMaker, Word, PostScript format or as otherwise agreed to by the parties.

        3.3 Reproduction and Packaging. Cadence shall be responsible, at its own expense, for all reproduction and packaging of the Licensed Works for distribution. Cadence shall be responsible for preparing its own end user documentation and marketing documentation corresponding to the End User Documentation and Marketing Documentation provided by Vendor. Cadence will reproduce proprietary rights notices included in the Licensed Works on all copies.

        3.4 Test Plan. Vendor shall work diligently with Cadence to develop as soon as possible following the execution of this Agreement a test plan necessary for the development of the acceptance tests to verify [*] conformance to the Acceptance Standards listed in Exhibit A.

4.0     LICENSE GRANT.

        4.1 Distribution License. Vendor hereby grants Cadence a non-exclusive (except as otherwise set forth in this Section 4), worldwide, nontransferable (except as permitted in Section 15.4) license (sublicensable to Cadence's Marketing Agents at any level), for the Term of this Agreement, to
(i) distribute externally the Licensed Works and Ancillary Works, each solely in object code form, to End Users under the terms and conditions set forth in
Section 4.1.1, and (ii) demonstrate, reproduce and market the Licensed Works and Ancillary Works as incidental to, and necessary for, such distribution to End Users. Such license includes the right to distribute the Licensed Works in object code form with or without other Cadence software products.

CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

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  the Securities and Exchange Commission. Confidential treatment has been
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            4.1.1 End User Licenses. Licensed Works and Ancillary Works
distributed to End Users shall be licensed subject to signed written end user license and maintenance agreements which are no less protective than, and may be the same as, the forms of end user license and maintenance agreements Cadence uses with respect to the licensing of, and providing maintenance for [*] proprietary software products, and may permit End Users to copy the Products or Documentation as is necessary in connection with their internal use of the Products on the Designated Equipment in accordance with such agreements. Without limiting the foregoing, such agreements shall include at least the following:
(i) reservation of ownership of the Licensed Works and Ancillary Works, (ii) reasonable confidentiality provisions for the Licensed Works and Ancillary Works [*] confidential software products, (iii) reasonable prohibition on modification and creation of derivative works of the Licensed Works and on disassembling or otherwise reverse engineering the source code of the Product(s). Cadence agrees to reasonably enforce the terms of such agreements to ensure compliance and protect Vendor's rights with respect to the Licensed Works.

            4.1.2 Marketing Agents. Cadence's distribution of the Licensed Works and Ancillary Works through Marketing Agents shall be under signed written agreements which are no less protective than, and may be the same as, those which Cadence uses with such Marketing Agents for its own similar proprietary software products, provided that such agreements shall not permit the Marketing Agent to market or distribute the Licensed Works and Ancillary Works in any manner inconsistent with the terms of this Agreement. Cadence agrees to reasonably enforce the terms of such agreements to ensure compliance and protect Vendor's rights with respect to the Licensed Works.

            4.1.3 Additional Terms; Responsibility for Disclaimers. Cadence shall be solely responsible for, and Vendor shall have no obligation to honor, any representations, warranties, maintenance or other terms that Cadence provides with respect to the Licensed Works beyond those expressly provided by Vendor under this Agreement.

      4.2 Source Code Escrow. With respect to the source code of the Licensed Work deposited into the escrow account under Section 8.2 hereof, effective currently but exercisable only if and when such source code is released from escrow in accordance with Section 8.3 hereof, Vendor hereby grants to Cadence the non-exclusive, nontransferable (except as permitted in Section 15.4), irrevocable, perpetual (except where earlier termination is provided in Section
8.3 hereof), worldwide, royalty free, fully paid right and license to modify and prepare derivative works of the source code, to replicate the source code, and to use the source code, including such modifications internally, in each case solely (i) for creating new versions of the Licensed Works which correspond to Maintenance Modifications and Enhancements that Vendor would have otherwise been required to develop and release to Cadence hereunder, and (ii) in accordance with the provisions of Section 9. In no event shall Cadence distribute or disclose any source code or use the source code for any purpose other than as required for such maintenance and support purposes. The object code of such new versions of the Product(s) may be distributed to End Users under maintenance or if otherwise permitted under Section 8, as included in "Products" in accordance with the distribution license set forth in Section 4.1.

      4.3 Internal Use License. Vendor hereby grants to Cadence a non-exclusive, nontransferable (except as permitted in Section 15.4), non-sublicensable, fully paid, royalty-free, worldwide license to use the defined interfaces of the Product(s) as set forth in the Technical Documentation to develop Ancillary Works solely for purposes of providing integration and interoperability with complementary products. Vendor hereby grants Cadence a non-exclusive, nontransferable (except as permitted in Section 15.4), non-sublicensable (except as expressly permitted in the following sentence), worldwide license to internally use the Licensed Works, Technical Documentation and Marketing Documentation for the purposes of technical support, quality assurance, manufacturing, testing, demonstration, training, marketing and other tasks incidental to: (a) carrying out the distribution activities of Section 4.1; and (b) supporting End Users in their use of the Products sublicensed to them by Cadence and/or its Marketing Agent(s), provided that in each case Cadence does not receive any fee or generate any revenue in connection with such activities except (i) Net Product Revenues and Net Maintenance Revenues which are shared with Vendor as set forth in Section 1.1 and 1.2 of Exhibit C, or (ii) training fees. Cadence may grant a sublicense under the license in the foregoing sentence to those Marketing Agents who are distributing the Licensed Works under
Section 4.1 to the extent that Cadence grants the same rights to such Marketing Agents for Cadence's own similar proprietary products.

CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been
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The internal use described in the preceding sentence shall be at no charge or
Fee to Cadence, provided that no fee or revenue is charged in connection with such activities other than (i) Net Product Revenues and Net Maintenance Revenues which are shared with Vendor as set forth in Sections 1.1 and 1.2 of Exhibit C, and (ii) training fees. Internal use under this Section 4.3 does not include any use of the Product(s) for design services or other commercial use. Notwithstanding the foregoing, Cadence shall not disclose to any third party any performance information relating to the Licensed Works except under terms of confidentiality as necessary to promote sales of the Licensed Works.

     4.4 U.S. Government Restricted Rights Legend. The Licensed Works and Ancillary Works shall only be delivered to a governmental entity as Commercial Computer Software as defined in DFARS 252.227-7014 (June 1995) or as a commercial item as defined in FAR 2.101(a) with only such rights as are provided in Cadence's standard end user commercial license for such software. Technical data shall be provided with limited rights only as provided in DFARS 252.227-7015 (Nov. 1995) or FAR 52.227-14 (June 1987), whichever is applicable.
Cadence will legend or mark Licensed Works provided pursuant to any agreement with the United States Government or any contractor therefor in a form sufficient to obtain for Vendor and its suppliers the protection intended by this Section 4.4.

     4.5 Ownership. Title to and ownership of the Licensed Works shall not be modified by this Agreement and shall at all times remain with Vendor or Vendor's suppliers. No rights are granted to Cadence or its Marketing Agents, whether by implication, estoppel or otherwise, except those rights expressly granted hereunder. Without limiting the foregoing and notwithstanding anything to the contrary, no rights or licenses are granted under or in connection with this Agreement to any Intellectual Property Rights of Vendor except to the extent embodied in, and licensed as a part of, the Product(s) hereunder. Except as expressly permitted under Sections 4.2 and 8, Cadence shall not in any event modify, translate, reverse engineer, decompile, disassemble or otherwise reduce the Licensed Works to human perceivable form or attempt to discover underlying algorithms or techniques except to the extent that such activities may not be prohibited under applicable law. Cadence agrees that it will not remove, alter or otherwise obscure any proprietary rights notices appearing in the Licensed Works. Title to and ownership of all Ancillary Works shall be retained by Cadence, subject to the underlying rights of Vendor or Vendor's suppliers. Except as otherwise provided herein, Vendor and its suppliers, shall have no rights in, or license to use any Ancillary Works in any manner without the express prior written permission of Cadence.

     4.6  Exclusivity.

          4.6.1 Exclusivity. So long as Cadence has and continues to meet all of the Conditional Obligations set forth in Section 4.6.2, Vendor will distribute the Product(s) to End Users exclusively through Cadence during the term of this Agreement unless earlier terminated as set forth below.

          4.6.2 Conditional Obligations. Upon inclusion of a Product under this Agreement as set forth in Section 3, the obligations set forth in this Section
4.6.2 shall apply. Cadence may terminate this Section 4.6.2 upon six (6) months prior advance written notice to Vendor which specifically references this
Section 4.6.2. Upon such notice, the exclusivity under Section 4.6.1 shall immediately terminate.

          (a) So long as this Section 4.6.2 remains in effect, Cadence shall market and promote the Licensed Works as Cadence's preferred solution for gate level interconnect extraction and, subject to the following sentence [*]. If Cadence accepts [*] for inclusion under this Agreement, Cadence will provide written notice to Vendor within [*] after initial inclusion indicating whether [*] will be Cadence's preferred solution [*]. If Cadence does not so elect,
Section 4.6.1 will terminate with respect to [*]. Any updates and upgrades to any current Cadence extraction products shall be developed independently by Cadence without reference to or use of the Licensed Works or Confidential Information of Vendor. Except as expressly set forth in Section 4.6.2(a), Cadence will not include any other products (except its current extraction products, HyperExtract and Assura RCX, along with updates and upgrades thereto) on its price list which compete with or provide substitute functionality for the Product(s), or distribute or market any such products so long as this Section
4.6.2 remains in effect. Notwithstanding the foregoing, Cadence will not release any upgrades to HyperExtract after the first anniversary of

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the Effective Date which provide material new features or functionality so long as this Section 4.6.2 remains in effect.

            (b) Commencing [*] after the Effective Date, if the Fees owed by Cadence to Vendor based on product and maintenance revenue in any [*] are less than the average [*] amounts paid by Cadence to Vendor for the [*], then Cadence shall either (i) as part of the preceding fiscal quarters, then Cadence shall either (i) as part of the scheduled [*] payment, make an additional non-refundable payment to Vendor in the amount of the shortfall between the actual fees for such [*] and the average [*] amount paid for the [*]; or (ii) provide written notice to Vendor that Cadence shall release Vendor from exclusivity hereunder in lieu of such payment, upon which the exclusivity under
Section 4.6.1 shall immediately terminate. If Cadence fails to make payment for a shortfall or provide written notice to Vendor as provided in the preceding sentence, then the exclusivity under Section 4.6.1 shall terminate on the due date of the scheduled quarterly payment for which Cadence failed to pay such shortfall. The shortfall payments under this Section 4.6.2(b) may be credited against subsequent Fees under Sections 1.1 and 1.2 of Exhibit C during the Term of this Agreement in the same manner as described for Prepaid Fees in Section
1.4 of Exhibit C; provided, however, that [*] under this Agreement shall be used to [*] required to be made under this Section 4.6.2(b) to maintain exclusivity. Any such shortfall payments shall be paid in full without any reductions or credits.

            (c) In addition, Section 4.6.1 shall immediately terminate if Cadence provides notice of termination for [*] under Section 13.2.1 or if Cadence materially breaches its payment, marketing or other obligations under this Agreement and fails to cure such breach within forty-five (45) days after receiving written notice from Vendor.

            4.6.3 Exceptions. Notwithstanding anything to the contrary, Section
4.6.1 does not apply to the following:

            (a) Separate Products. Section 4.6.1 does not apply to any Product(s) unless and until such Product(s) have been accepted for inclusion under the Agreement as set forth in Section 3.1 above and does not apply to any other products of Vendor which are not included under this Agreement as further described in Exhibit A.

            (b) Existing Vendor Customers. The parties will cooperate in good faith to transition Vendor's existing customers for the Product(s) to Cadence for future licenses of such Product(s). Notwithstanding anything to the contrary, however, Vendor shall have the right, subject to payment to Cadence as set forth in this Section, to continue distributing the Product(s), Maintenance Modifications and Enhancements and to continue providing support and maintenance services to the extent required by its existing agreements and obligations as of the Effective Date, including any renewals which do not require Vendor's consent. If Vendor's consent is required for any such renewal, Vendor shall not consent to such renewal without the prior written consent of Cadence. For any such existing customers of the Product(s) which require additional copies of the Licensed Work or renewals of maintenance from Vendor, Vendor shall pay to Cadence [*] for the license or maintenance of such Licensed Works, calculated based on Vendor's "net product revenues" and "net maintenance revenues," as applicable, [*]. Such amounts shall be paid to Cadence in the same time frame as amounts due by Cadence to Vendor hereunder.

            (c) House Accounts for [*]. Notwithstanding any inclusion of [*] under this Agreement, Vendor shall have the right to distribute all versions of such Product to up to [*] of the customers listed in Exhibit G, which customers shall be selected by Vendor prior to [*] in its sole discretion from among the [*] listed in Exhibit G. The right to distribute such Product to these customers shall be exclusive to Vendor and Cadence shall not distribute such Product to the selected customers either directly or indirectly.

            (d) Internal Use and Design Services. Notwithstanding anything to the contrary, Vendor and its Subsidiaries shall have the unrestricted right to copy, use, and modify the Products for internal use, research and development, support and maintenance, design services (including those provided to third parties) and all other

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purposes except distribution of the Product(s) to End Users (other than Vendor,
Vendor's Subsidiaries, its and their contractors, Cadence and Cadence Subsidiaries).

                (e) Authorization by Cadence. Section 4.6.1 will not apply to any distribution of Licensed Works by Vendor to the extent Cadence authorizes a customer to obtain Licensed Works from Vendor or otherwise provides authorization for Vendor to distribute Licensed Works.

                (f) Non-Manhattan Products. The exclusivity provisions hereunder shall only apply to Licensed Works, and the technology included therein, which are utilized only for "manhattan" style (90 degree) interconnect.

        4.7 Use in Professional Services. In addition to the licenses granted above in Section 4, Vendor grants to Cadence the licenses set forth in Exhibit E in connection with Cadence's provision of electronic design and consulting services to customers, which Exhibit E is hereby incorporated herein by this reference. The parties intend that customers of such Cadence professional services involving a Licensed Work will separately purchase a license to the Licensed Work from Cadence. Notwithstanding the foregoing or Exhibit E, if Cadence or any of its Subsidiaries recognizes any revenue (or would normally recognize revenue for its own products in similar circumstances) from the distribution, license or sublicense of the Licensed Work to any World Wide Services entity (as defined in Exhibit E) or from any maintenance services, then Exhibit E shall not apply and such revenues shall be included in Net Product Revenues and Net Maintenance Revenues shared with Vendor hereunder.

5.0     MAINTENANCE, TRAINING AND ENHANCEMENTS.

        5.1     Maintenance and Training Services.

                5.1.1 Vendor Maintenance and Training Services. Subject to payment therefor pursuant to Section 5.2, Vendor will provide, during the Term:
(i) to Cadence, the maintenance services described in Sections 1.1 and 1.2.2 of Exhibit B hereto and the training services described in Section 2.1 of Exhibit B hereto, (ii) to End Users, the training services described in Section 2.2 of Exhibit B hereto and, only until the Support Transition Date, the first line support services described in Section 1.2 of Exhibit B (collectively, "Vendor Maintenance Services"). Such Vendor Maintenance Services shall not include providing, and Vendor shall have no obligation to provide, any support or maintenance services directly to End Users after the Support Transition Date or to Marketing Agents. All references to Exhibit B include Exhibit B-1 if applicable.

                5.1.2 Cadence Maintenance Services. Except for Vendor's obligations under Section 1.2 of Exhibit B prior to the Support Transition
Date, Cadence shall provide at its own expense, and shall have sole responsibility for providing, all technical, service, warranty, return, telephone, email and other training, maintenance and support services to its End Users and its Marketing Agents relating to the Products, and shall provide such services with at least the level and quality of service that Cadence provides with respect to its own software products. Prior to escalation to Vendor of any Errors reported to Cadence, Cadence shall perform initial troubleshooting with respect to such Errors and shall obtain and provide to Vendor all information and materials from its End Users and Marketing Agents necessary to identify such Error, to isolate such Error to the Products and to reproduce such Errors ("Error Information"), and Cadence shall provide Vendor, and shall obtain from its End Users and Marketing Agents, all support and assistance required by Vendor to efficiently and effectively provide the Vendor Maintenance Services. Notwithstanding Section 4.1.1 or any other provision herein, any commitment by Cadence to provide maintenance and support to any End User for any period in excess of [*] years after any expiration or termination of this Agreement shall require the prior written consent of Vendor.

        5.2 Maintenance Fees. Vendor Maintenance Services are provided by Vendor during the first year of this Agreement only. Cadence may purchase Vendor Maintenance Services from Vendor for the remainder of the Term as set forth in Section 7.4.

        5.3 Maintenance Modifications, Enhancements. Within thirty (30) days after the execution of this Agreement, each party shall designate, and notify the other party in writing of, a company representative; both

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persons together shall comprise a steering committee ("Steering Committee")
whose function shall be to evaluate the functionality and overall performance of the Licensed Works and discuss the potential for additional functionality, features, Maintenance Modifications and Enhancements with respect thereto. The parties agree to undertake their respective obligations as may be mutually agreed by the Steering Committee, including using commercially reasonable efforts to perform such obligations on the schedule approved by the Steering Committee. Neither party shall be obligated by any decisions of the Steering Committee unless such decisions are approved in writing by representatives on the Steering Committee from both parties. The Steering Committee shall meet at least once each calendar quarter during the Term of this Agreement in the performance of its functions. Vendor shall use commercially reasonable efforts to develop all Maintenance Modifications and Enhancements so agreed upon by the Steering Committee, in accordance with the schedules and priorities established by the Steering Committee. In addition, Vendor shall have the right to develop other Maintenance Modifications and Enhancements of the Product(s) as required to meet its obligations under Exhibit B and as otherwise deemed appropriate by Vendor. Vendor shall provide Cadence [*] with a copy of all Maintenance Modifications and Enhancements of the Licensed Works and related Documentation which Vendor releases and makes generally available during the term of this Agreement [*]. Such Maintenance Modifications and Enhancements shall, upon their availability, automatically become part of the Licensed Work(s) for the purpose of this Agreement.

     5.4 Technology Files. Vendor, at its own expense, will continue to reasonably cooperate with the following foundry partners to develop and support Fire & Ice QX technology files: [*].

6.0  MARKETING AND PROMOTION.

     6.1 Control of Marketing. Subject to Sections 4 and 6.2, the means by which Cadence markets and distributes the Licensed Work shall be in Cadence's sole discretion and control, including without limitation the methods of pricing, marketing, naming, packaging, labeling, advertising, and collection of fees. Subject to the terms of this Agreement, Cadence may distribute the Licensed Work world-wide through any combination of direct marketing, Marketing Agents, original equipment manufacturers, and other means, and either alone or in combination with other products.

     6.2 Marketing and Distribution Obligations. Cadence shall use reasonable efforts to:

          6.2.1 include the Licensed Works on its price lists, roadmaps, and marketing plans and to promote and market the Licensed Works to End Users;

          6.2.2 make standalone versions of each Licensed Work, and associated maintenance, generally available on Cadence's price list throughout the Term in a manner which allows End Users to use other complementary products with the Licensed Works through the standard interfaces and file formats provided by the Licensed Works, it being understood that Cadence may also offer bundled versions;

          6.2.3 identify the Licensed Works distributed by Cadence under product names distinct and separate from other Cadence product offerings (including, without limitation, Cadence's HyperExtract and Assura RCX products).

          6.2.4 Cadence shall not provide the Licensed Works as an upgrade, update or new version of any other Cadence product, including HyperExtract and Assura RCX.

          6.2.5 provide the following for the Licensed Works in a manner consistent with Cadence's treatment of its own products: (a) commissions and training for Cadence's sales force and Marketing Agents, (b) inclusion of the Licensed Works in Cadence's marketing plans and roadmaps, (c) inclusion of the Licensed Works on Cadence's web site, and (d) special incentives, programs and marketing efforts.

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        6.3     Referral of Inquiries. Vendor shall refer any inquiries received by it regarding the use of the Licensed Work for use with Cadence's products to Cadence and shall notify Cadence of each such referral.

        6.4 CADENCE MAKES NO WARRANTY OR REPRESENTATION CONCERNING THE SUCCESS OF SUCH MARKETING AND DISTRIBUTION EFFORTS. AS SET FORTH IN SECTION 12.1, EACH PARTY AGREES THAT THE OTHER PARTY SHALL IN NO CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, OR FOR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER ANY LEGAL THEORY OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

        6.5 Sales Support. As part of the Vendor Maintenance Services, Vendor agrees to provide Cadence sales support, including but not limited to Vendor personnel proficient in the performance, use, implementation and modification of the Licensed Works and Products (collectively, "Sales Support"), as Cadence may reasonably require with respect to the sales attempts and other sales efforts by Cadence and/or its Marketing Agent(s) to sell and market sublicenses to the Licensed Works and/or Products to customers and/or potential End Users hereunder, up to a maximum of one (1) full time equivalent person unless the parties otherwise mutually agree in writing.

        6.6 Marketing Support. Vendor agrees to attend [*] marketing events per year with up to a maximum of [*] of participation by Vendor personnel at each such event (e.g., industry conferences, business/trade shows, marketing seminars, presentations and/or demonstration for key customers or strategic accounts) ("Marketing Support"). Such Marketing Support shall be at no additional charge to Cadence.

        6.7 Trademarks and Copyrights. Vendor hereby grants to Cadence (and its applicable subcontractors) a non-exclusive license to use the trademarks and logos set forth on Exhibit F (the "Trademarks") in connection with the manufacture, distribution, license and promotion of the Licensed Works. [*] the use of such Trademarks shall conform with all trademark specifications of Vendor for such Trademarks, which specifications are attached hereto as Exhibit F. If Cadence manufactures the Products, then Cadence shall cause the manufacture of the Products to conform to the reasonable quality standards of Vendor for the manufacture of the Products and Vendor may review the Products manufactured by Cadence, upon reasonable notice to Cadence, to make sure that such quality standards are met. Except for the use of the Trademarks however, the packaging design, and advertising for the Licensed Products shall be within the discretion and control of Cadence. Vendor represents and warrants to Cadence that it is not aware and has not received notice of any infringement or claim of infringement of any Trademark upon any rights of any third party anywhere in the world. Cadence shall replicate Vendor's copyright notices (as they appear or as designated by Vendor) in any Product and Documentation reproduced under this Agreement. Use of Vendor's trademarks shall inure to the benefit of Vendor.

        6.8 Drop Shipment. If Cadence does not manufacture the Products and Vendor drop ships the Products, then the drop shipment box on Exhibit A shall be checked.

        6.9 Press Release. Subject to any applicable legal requirements, within thirty (30) days after the Effective Date the parties shall jointly release a press announcement describing the relationship contemplated hereunder, the form and content of which shall be mutually agreed by the parties.

7.0     FEES.

        7.1 Amount. Cadence shall pay to Vendor Fees relating to the Licensed Work distributed by Cadence to End Users or Marketing Agents, as applicable, and maintenance services under the terms of Exhibit C hereto. [*] If, during the Term of this Agreement, [*] software industry, then, [*] to pay Fees under Sections 1.1. and 1.2 of Exhibit C (including during any Transition Period under Section 8.5.2 during such year), [*].

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        7.2 Payments, [*] Reports. Fees shall be remitted on a [*] basis within
[*] following the end of [*] for which Cadence recognized revenues to which the Fee payment applies. Cadence will deliver written reports to Vendor within [*] stating: (i) the number of licenses and maintenance contracts for each Product during the [*], the term of such licenses and maintenance contracts, and whether such licenses and maintenance contracts are standalone or bundled; (ii) the amount of Net Maintenance Revenues recognized during that [*], and (iii) the resulting Fees due. Cadence will enclose with the report the Fee payment so calculated.

        7.3 Source Code License Fee.

                7.3.1 Upon exercise of Cadence's option to obtain a source code license under Section 8.5.1 below [*], Cadence shall pay to Vendor a fee in the amount of (i) [*] to Vendor under Sections 1.1 and 1.2 of Exhibit C and 7.4 prior to the exercise of such option [*]; provided, however, that in no event shall the amount of such fee [*]. Upon any exercise of Cadence's option to obtain a source code license under Section 8.5.1 below [*].

                7.3.2 If Cadence exercises its option to obtain an expanded source code license under Section 8.5.1(b) below, [*] in addition to the fees set forth in Section 7.3.1 above. [*] is not required if Cadence exercises its option [*] as set forth in Section 7.3.1.

                7.3.3 Such fees shall be due and payable up front or in installments, as determined by Vendor in its sole discretion. Such fees shall be [*] due under this Agreement.

        7.4 Annual Maintenance Fees. Cadence may renew maintenance after the first year on an annual basis at the rate of [*] ("Annual Maintenance Fees"), to be paid in equal [*] on the anniversary of the Effective Date and [*] thereafter. Cadence shall be entitled to [*] to be paid by Cadence under Sections 1.1 and 1.2 of Exhibit C, provided that such amounts shall be [*] against Prepaid Fees under Section 1.4 of Exhibit C.

        7.5 Taxes. In addition to any other payments due under this Agreement, Cadence agrees to pay, any all tariffs, duties, governmental permit and license fees and taxes of whatever nature (including without limitation, sales, use, excise, withholding, import or export, value added and personal property taxes) arising out of or related to this Agreement, or any payment, delivery, services, or distribution or use of Licensed Works under this Agreement, except income taxes based solely on Vendor's net income.

        7.6 Currency Conversion. If any currency conversion is required in connection with the calculation of amounts payable hereunder, such conversion shall be the same which Cadence uses to recognize the corresponding revenue in U.S. Dollars in accordance with generally accepted accounting principles consistently applied. In no event shall any less favorable conversion be used for the Licensed Works than any other products of Cadence.

        7.7 Late Fees. Cadence shall pay a late fee on all amounts not paid within [*] of the date due equal to [*] of such outstanding amounts or the [*], whichever is less.

        7.8 Records and Audit. During the term of this Agreement and for a period of at least [*] thereafter, Cadence agrees that it shall maintain true and accurate books of accounts and records sufficient to

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establish and confirm the amounts payable, and the information to be reported, pursuant to this Section 7. Vendor may, with prior written notice and during normal business hours, have independent certified public accountants reasonably acceptable to Cadence audit and examine [*] Cadence's records relating to the Fees payable, and the information reported, pursuant to this Agreement. Such accountants must agree in advance in writing to maintain in confidence and not to disclose to any party any information obtained during the course of such examination, other than a disclosure to Vendor of the amounts of Fees that should have been paid, and other information that should have been reported, for the period covered by the examination. If the examination uncovers an underpayment by Cadence, Cadence shall promptly pay to Vendor the amount of the shortfall. If the examination uncovers an overpayment by Cadence, Vendor shall provide a credit in such amount which may be applied solely against future Fees due under this Agreement. In no event will Vendor be required to pay any amount to Cadence by reason of such credit. If the amount of the shortfall exceeds [*], Cadence shall promptly reimburse Vendor for all costs relating to such audit and inspection (including auditors' and attorneys' fees). The audit right contained in this Section may not be exercised more than [*] period.

8.9 SOURCE CODE ESCROW AND LICENSE

        8.1 Source Materials. As used herein, the "Source Materials" means (i) the source code developed by Vendor for the then current release of the Product(s), except as otherwise specified in this Section 8.1 below, and (ii) a list of (but not the source code for) libraries, field solvers and other third party software used in the Product(s) ("Third Party Modules"). [*] (other than generally available compliers, libraries and the like) [*]. Notwithstanding the foregoing, the Source Materials shall not include any [*] which may be included in [*], provided that Vendor will make available object code for such [*] is accepted for inclusion under this Agreement. The parties may agree in writing upon alternate or additional arrangements for such [*] is accepted for inclusion under the Agreement.

        8.2 Deposit. Within thirty (30) days of acceptance of each Product for inclusion under the Agreement, Vendor shall, at Cadence's expense, place the Source Materials for such Product into escrow with an independent third party escrow holder. The form of escrow deposit agreement to be used is attached hereto as Exhibit D. Throughout the Term of this Agreement, Vendor shall update the Source Materials for each major release of the Product(s) as is necessary to include Maintenance Modifications and Enhancements, so that the deposit reflects the most current major release of the respective Licensed Work distributed by Cadence hereunder.

        8.3 Release Event. If (a) Vendor (i) materially breaches this Agreement, including but not limited to, its maintenance obligations under Section 5 hereunder, in a manner that prevents Cadence from exercising its rights or licenses to the Products under this Agreement without access to the Source Materials and (ii) fails to cure such breach within [*] after receiving written notice from Cadence, or (b) Vendor files for or becomes subject to bankruptcy proceedings and this Agreement is rejected by Vendor or a bankruptcy trustee, or
(c) [*] (the "Release Conditions"), then Cadence may retrieve the Source Materials from the escrow agent in accordance with the release procedures set forth in the escrow agreement and may (i) fully exercise its source code license rights granted in Section 4.2 hereof solely for purposes of support and maintenance of the Licensed Works, and (ii) if the release event occurred during the Term, continue to exercise the license grants of Section 4 as if this Agreement continued in full force and effect for the full Term (initial or then applicable renewal) as if such Term had continued. Upon release of the source code from escrow all other terms and conditions of this Agreement shall continue to apply, except Section 5. Cadence shall continue to pay Fees for the Product(s) under Sections 1.1 and 1.4 of Exhibit C, including without limitation for modified versions of the Product(s) developed by Cadence. The license to the source code granted in Section 4.2 shall be irrevocable, but shall expire at the later of: (i) [*] following the end of the then applicable Term, or (ii) when [*] to End Users with respect to the Licensed Work.

        8.4 Escrow Termination. The escrow shall continue and survive on its own
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existence of this Agreement and shall terminate on the earlier of: (i) the [*]
of the termination of this Agreement, if no release event has occurred prior thereto, (ii) upon termination or expiration of the source code license under
Section 4.2, (iii) exercise by Cadence of its option to obtain a source code license under Section 8.5, or (iv) such other date as mutually agreed upon by the parties in writing.

        8.5     Option to Obtain Source Code License.

                8.5.1   Option.

                (a) In addition to the source code release provisions specified above, Cadence shall also have the option, during the [*] ("Option Period"), to obtain a license to the then current Source Materials. The option may be exercised by Cadence by providing written notice of such election to Vendor and paying to Vendor the license fee set forth in Section 7.3 during the Option Period. Such license shall be a perpetual, exclusive (solely as provided in Section 8.5.3), irrevocable, worldwide, non-transferable (except as permitted in Section 15.4), royalty free (except as set forth in Section 8.5.2) license to [*]. The license to such Source Materials [*] as further described in Exhibit A.

                (b) In the event Cadence pays additional fees as set forth in Section 7.3.2 as part of the exercise of its option under Section 8.5.1(a), then [*] continue to be used only as embodied as part of the Source Materials.

            8.5.2 Transition Period. Vendor will continue to provide maintenance services under Section 5 for a period of [*] after the exercise by Cadence of its option under Section 8.5.1 ("Transition Period"), subject to the payment of all Fees set forth in Section 7.4 and Sections 1.1 and 1.2 of Exhibit C during such period. In addition, Vendor agrees to provide [*] of technical assistance in connection with the transfer of source code hereunder during the Transition Period. Such assistance shall include, but not be limited to, telephone, email and on-site support by a member of Vendor's engineering staff familiar with the source code to be transferred. During the Transition Period, Cadence shall continue to pay to Vendor [*] for all distribution and maintenance for the Product(s) under Section 7.4 and Sections 1.1 and 1.2 of Exhibit C, including without limitation [*]. Notwithstanding Section 13.4, at the end of the Transition Period, the following provisions of this Agreement shall terminate: [*]. Section 11 shall terminate [*] after the Effective Date of this Agreement.

                8.5.3 Exclusive Period. Upon Cadence's exercise of the option to obtain a source code license as provided in Section 8.5.1, the exclusivity under Section 4.6.1 will continue until the [*] of the Effective Date. During such period, [*] with Cadence regarding the same. At such [*] in the interests of both parties. [*].

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9.0   PROTECTION OF CONFIDENTIAL INFORMATION.

      9.1 The parties acknowledge that: (i) Licensed Work in the case of Vendor; and (ii) Ancillary Works in the case of Cadence; and/or (iii) any other information which the parties desire to exchange to conduct the activities contemplated by this Agreement, which the revealing party ("Discloser") holds in confidence or received from a third party under confidentiality obligations ("Proprietary Materials"), are confidential information of the Discloser. Except as permitted under this Agreement, the receiving party ("Recipient") shall treat Discloser's Proprietary Materials that are prominently marked with a notice in human readable form noting their confidential nature, with the same standard of care that Recipient uses to safeguard its own proprietary materials from unauthorized access, use, disclosure or dissemination, provided that the Licensed Works shall be treated as confidential by Cadence whether or not so marked. Proprietary Materials disclosed orally or visually shall be identified as confidential prior to the discussion or presentation, then furnished to Recipient in tangible form within thirty (30) days thereof and marked as confidential. The Recipient shall not use or disclose such Proprietary Materials except as expressly authorized under this Agreement.

      9.2 Recipient's obligations respecting Discloser's Proprietary Materials shall terminate with respect to any part thereof which Recipient can establish by documentary evidence: (i) was not labeled as proprietary at the time of its receipt by Recipient, provided that this exception does not apply to the Licensed Works; (ii) now or hereafter may be in the public domain by acts not attributable to Recipient; (iii) was rightfully in the possession of or known to Recipient without restriction prior to its receipt from Discloser under this Agreement; (iv) is or becomes available without restriction to Recipient from a source independent of Discloser who was in lawful possession of same and authorized to disclose it to Recipient without restriction; or (v) is agreed to be unrestricted by Discloser in writing.

      9.3 Nothing herein shall restrict Recipient's right to disclose the Proprietary Materials where such disclosure is required by written order of a judicial, legislative, or administrative authority of competent jurisdiction, or is necessary to establish its rights under this Agreement, provided, however that, in each case, Recipient will first notify Discloser of such need or requirement and cooperate with Discloser in limiting the scope of the proposed disclosure. Recipient will assist Discloser in taking all reasonable steps for obtaining further appropriate means of limiting the scope of the required disclosure of Discloser's Proprietary Materials, including without limitation with respect to obtaining protective orders.

      9.4 Within ten (10) days of the earlier of (i) receipt of Discloser's written request for return of same (other than copies of the Licensed Work distributed to End Users as permitted hereunder), or (ii) the termination or expiration of this Agreement (except as and to the extent otherwise provided herein); Recipient shall return all Discloser's Proprietary Materials along with Recipients certification that through its best efforts and to the best of its knowledge all Discloser's Proprietary Materials have either been returned or destroyed and no Discloser Proprietary Materials, or copies thereof, remain in the possession of Recipient, its employees or agents; provided, however, that Cadence as Recipient may retain such of Vendor's Proprietary Materials as Cadence may reasonably require to provide support and maintenance for the Licensed Works to its customers. Recipient's obligations set forth in this
Section 9 shall terminate on the [*] of the termination or expiration of this Agreement, excluding those obligations with respect to the Source Materials which shall terminate [*] of the termination or expiration of this Agreement.

      9.5 Source Material Protections. Cadence shall strictly limit access to Source Materials obtained pursuant to Section 8 to those employees and independent contractors who require access for purposes permitted under this Agreement and have entered into written confidentiality agreements consistent herewith. Cadence shall take reasonable measures to protect the confidentiality of the Source Materials and any derivatives in source code or human perceivable form, including those measures which Cadence uses for the source code for its own products.

      9.6 Equitable Relief. Each party acknowledges that unauthorized disclosure or use of the Proprietary Materials may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party shall therefore be entitled to obtain timely injunctive relief to
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this Agreement in addition to any and all remedies available at law.

        9.7 Confidentiality of Agreement. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement can be made in any manner without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in connection with the requirements of a public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

10.0 WARRANTIES.

        10.1 General.

                10.1.1 Vendor warrants and represents that: (i) it has the right and power to enter into this Agreement and to grant Cadence the rights specified herein, and that doing so does not violate or conflict with any other Vendor obligations; and (ii) Vendor shall not assume any obligation or restriction which would, in any way, conflict with the rights granted to Cadence hereunder or the services to be performed by Vendor under this Agreement.

                10.1.2 Cadence warrants and represents that: (i) it has the right and power to enter into this Agreement and to grant Vendor the rights specified herein, and that doing so does not violate or conflict with any other Cadence obligations; and (ii) Cadence shall not assume any obligation or restriction which would, in any way, conflict with the rights granted to Vendor hereunder or the obligations of Cadence under this Agreement.

        10.2 Limited Product Warranty.

                10.2.1 Vendor warrants and represents that the initial version of each Product shall, at the time of delivery to Cadence under Section 3 and for a period of ninety (90) days thereafter ("Warranty Period"), substantially conform to the specifications set forth in the relevant End User Documentation provided by Vendor for such Product. It is understood that non-conformities in any subsequent versions shall be handled under maintenance as set forth in
Section 5 above.

                10.2.2 Vendor warrants and represents that the Licensed Work is designed to be used prior to, during and after the calendar year 2000 A.D., and that the Licensed Work will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the foregoing, Vendor represents and warrants that (i) the Licensed Work will properly manage and manipulate data involving dates, including single-century and multi-century formulas, and will not abnormally end, or cause an abnormally ending scenario, within the application or generate incorrect values or invalid results involving such dates; and (ii) the Licensed Work has been designed to ensure year 2000 compatibility, including, without limitation, date data century recognition, calculations which accommodate same century and multiple century formulas and date values, and date data interface values that reflect the century, and (iii) the Licensed Work provides that all date-related user interface functionalities and data fields include the indication of the century, and that all date-related data interface functionalities include the indication of the century, and (iv) handle all leap years, including, without limitation, the year 2000 leap year, correctly. Vendor shall promptly advise Cadence of any breach of the above warranty.

                10.2.3 Vendor's sole and exclusive liability, and Cadence's sole and exclusive remedy, under the limited product warranties set forth in this
Section 10.2 shall be for Vendor to use commercially reasonable efforts to correct the respective non-conformity in accordance with Exhibit B. This remedy will apply with respect to the initial version of each Product without regard to whether Cadence has renewed maintenance under Section 7.5, but shall only apply to non-conformities properly identified and reported to Vendor during the Warranty Period. Any other

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SOFTWARE OEM LICENSE AGREEMENT

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                                                                    CONFIDENTIAL

Errors may be covered under maintenance as set forth in Section 5 above.

        10.3 EXCEPT FOR THE LIMITED WARRANTIES EXPRESSLY SET FORTH IN SECTION 10.2, THE LICENSED WORKS ARE PROVIDED "AS IS" AND VENDOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED WORKS, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. VENDOR DOES NOT ACCEPT ANY RESPONSIBILITY AND SHALL NOT BE LIABLE FOR ANY CADENCE MODIFICATIONS, ANCILLARY WORKS, BUNDLING OR OTHER DECISIONS WHICH MAY BE MADE BY CADENCE IN CONNECTION WITH THE USE OF THE LICENSED WORKS. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN SECTION 10.1, CADENCE DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

11.0 INDEMNITY

        11.1 Subject to the limitations set forth in Section 12 below, Vendor shall defend (or at Vendor's option and expense, settle) and indemnify Cadence against damages and costs (including, without limitation, reasonable attorneys' fees) required to be paid to a third party arising from any claim, suit, action, or proceeding (collectively, a "Claim"), against Cadence to the extent that the basis of such Claim is that the unmodified Licensed Works infringe any patent, copyright or trade secret of the third party under the laws of the U.S., Canada, the European Union or Japan; provided, however, that: (i) Cadence gives Vendor prompt written notice of such Claim; (ii) Cadence provides proper and full information and assistance for such defense and does not enter into any settlement with such third party without Vendor's prior written consent; and
(iii) Vendor has sole control over the defense and settlement of the Claim; provided, further, Vendor assumes no liability, and shall have no defense or indemnification obligation, for Claims arising from: (w) a combination of the Licensed Works, or any part thereof, with any product or technology not provided by Vendor, including without limitation any Ancillary Works; (x) modification of the Licensed Works or any portion thereof by anyone other than Vendor; (y) compliance with specifications of Cadence or the addition of any features or functionality requested by Cadence or required by the Steering Committee; or (z) use of other than the current unaltered release of the Licensed Works available from Vendor, if the infringement would have been avoided by use of the then-current release made available by Vendor to Cadence. THIS SECTION STATES CADENCE'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS OF ANY KIND.

        11.2 Subject to the limitations set forth in Section 12 below, Cadence shall defend (or at Cadence's option and expense, settle) and indemnify Vendor against damages and costs (including, without limitation, reasonable attorneys' fees) required to be paid to a third party arising from any claim, suit, action, or proceeding (collectively, a "Claim"), against Vendor to the extent that the basis of such Claim is that an Ancillary Work infringes any patent, copyright or trade secret of the third party under the laws of the U.S., Canada, the European Union or Japan; provided, however, that: (i) Vendor gives Cadence prompt written notice of such Claim; (ii) Vendor provides proper and full information and assistance for such defense and does not enter into any settlement with such third party without Cadence's written consent; and (iii) Cadence has sole control over the defense and settlement of the Claim. THIS SECTION STATES VENDOR'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS OF ANY KIND.

12.0 LIMITATIONS OF LIABILITY

        12.1 NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE DELIVERY, USE, REPRODUCTION OR DISTRIBUTION OF THE LICENSED WORKS UNDER ANY CIRCUMSTANCES WHATSOEVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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     12.2 EXCEPT WITH RESPECT TO EXPRESS PAYMENT OBLIGATIONS UNDER SECTION 7, IN
NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT [*].

     12.3 THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

13.0 TERMS AND TERMINATION.

     13.1 Term. The initial term of this Agreement shall be for a period commencing upon the Effective Date first set forth above and ending four (4) years thereafter, unless earlier terminated as set forth below. This Agreement shall subsequently [*] unless terminated by either party, unless either party provides the other party [*] to the end of the then current term.

     13.2 Termination. This Agreement may be terminated at any time as follows:

          13.2.1 [*]. By Cadence upon [*], provided that Cadence shall continue to pay all fees and continue to comply with all terms of this Agreement during such [*] prior to termination; or

          13.2.2 For Cause. By either party at any time immediately upon written notice to the other party in the event the other party fails to observe or perform a material obligation of this Agreement (a "Default"), which Default is not cured within [*] after the non-defaulting party has given written notice of the Default and demanded its cure.

     13.3 Effect of Termination. Upon non-renewal or termination of this Agreement for any reason, all rights and licenses previously granted to End Users shall continue in full force and effect in accordance with the respective end user license agreement entered into prior to termination and Vendor shall either, at Vendor's option: (i) continue to provide Cadence maintenance and support services for the Licensed Works as provided in Exhibit B for a period of up to [*], provided that Cadence continues to pay to Vendor maintenance fees described in Section 7.4 and Section 1.2 of Exhibit C; or alternatively, (ii) assume, as licensor directly with End Users, Cadence's obligations respecting the Licensed Work under any of Cadence's or its Marketing Agent(s)' then current license and maintenance and support agreements which Cadence or its Marketing Agents entered into prior to the termination date and receive and retain all fees under such agreements with respect to any period after the termination date.

     13.4 Survival. The provisions of Section 4.5, 6.4, 9, 11 (for claims accruing prior to termination), 12 and 15 shall survive the termination or expiration of this Agreement for any reason. In addition, except in the event of material breach by Cadence, the source code license under Section 8.5 will survive to the extent that Cadence has exercised such option and paid all fees under 7.3 with respect thereto prior to termination.

14.0 CADENCE SOFTWARE.

     14.1 Throughout the Term, Cadence shall make available to Vendor, under Cadence's prevailing terms and prices adjusted by Vendor's "access rate" as of the Effective Date, any product then offered on Cadence's price list for use by Vendor in connection with its design services business and the corresponding maintenance and support services for such product. Cadence shall also provide the Ancillary Works to Vendor without charge. The terms under which such products are provided will include the right for Vendor to use the products on behalf of third parties for whom Vendor is providing design services. Vendor shall not use any such Cadence software for benchmarking or for developing competitive software products.

     14.2 Cadence hereby grants to Vendor a [*] for

CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

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the purchase of products and services from Cadence, provided that Vendor issues to Cadence a purchase order within [*] after the Effective Date for software products and maintenance services from Cadence of [*]. Such credit shall only be applied against amounts in excess of [*] purchase order. Cadence shall supply all software products and maintenance services purchased with [*]. The software products and maintenance services ordered under such purchase order [*] must be selected by Vendor coincident with the issuance of the purchase order and will have a term of either [*], as requested by Vendor.

15.0 GENERAL.

     15.1 Relationship. The relationship between the parties under this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute either party as an agent, partner, or joint venturer of the other.

     15.2 Rights. Nothing in this Agreement shall be construed as prohibiting or restricting: (i) either party from independently developing or acquiring products which are competitive, irrespective of the similarity to or substitutability for the Licensed Works; or (ii) the rights which the parties have outside the scope of this Agreement; or (iii) the rights of either party to make, have made, use, lease, license, sell or otherwise dispose of any particular product(s) not herein described.

     15.3 Notices. All notices, demands or consents required or permitted hereunder shall be delivered in writing to the respective parties at the addresses set forth above, and, in the case of Cadence, to the attention of the General Counsel, or at such other address as shall have been given to the other party in writing for the purposes of this clause. Such notices shall be deemed effective upon the earliest to occur of: (i) actual delivery; or (ii) five (5) calendar days after mailing (airmail for international mailings), addressed and postage prepaid, return receipt requested (except for international mailings); or (iii) one (1) day after transmission by fax, if to Cadence to (408) 944-0215, and if to Vendor, to (408) 774-0285.

     15.4 Assignment. Neither this Agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party.

          15.4.1 However, the foregoing notwithstanding, an assignment by either party in connection with the transfer of all, or substantially all of its assets, product lines or businesses, whether by reason of acquisition, merger, consolidation or operation of law, shall not require the other party's consent.

          15.4.2  In addition, if Cadence exercises its source code option under
Section 8.5.1 and the Transition Period under Section 8.5.2 has expired, [*] provided that: (a) Cadence provides written notice to Vendor in advance of such assignment, and (b) the [*] of this Agreement.

          15.4.3 Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     15.5 Severability, Waiver or Amendment. If any Agreement provision is determined by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will continue in effect. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

     15.6 Rights and Remedies Cumulative. Expect as expressly provided herein, the rights and remedies

CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

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Securities and Exchange Commission. Confidential treatment has been requested
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provided in this Agreement shall be cumulative and not exclusive of any other rights or remedies provided at law, in equity or otherwise.


      15.7 Government Provisions. When the Licensed Works are to be furnished to the United States Government, or, to an End User for use on a subcontract under a United States Government prime contract (collectively a "Government Contract"), Vendor agrees to comply with provisions that are contained in the Government Contract, insofar as Cadence is required by law, regulation or the terms of the Government Contract to flow down or otherwise made such provisions applicable to Vendor as a supplier/subcontractor of Cadence, provided that such provisions are consistent with the ownership and other terms of this Agreement and Vendor is reasonably able to comply with such provisions in the same manner as it does for its own customers.

      15.8 Excusable Delays; Force Majeure. Except with respect to the payment of money, neither party shall be responsible for any delay in or failure to deliver or perform any obligations which is due to circumstances beyond that party's reasonable control. In the event of any such failure or delay, the time of performance shall be extended for a period equal to the time lost by reason of the delay.

      15.9 Governing Law. This Agreement is made under, governed by, and shall be construed in accordance with the laws of the state of California, excluding its choice of laws rule, as applied to contracts between California corporations entered into and to be performed entirely in California. The prevailing party in any judicial action brought to enforce or interpret this Agreement or for relief for its breach shall be entitled to recover its costs and its reasonable attorneys' fees incurred to prosecute or defend such action.

      15.10 Entire Agreement. The provisions of this Agreement and the Exhibits hereto, which are incorporated herein by this reference, except for Exhibit D which is a separate agreement, constitute the entire agreement between the parties in connection with the subject matter hereof and supersede all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

      15.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

      15.12 Export. Vendor will notify Cadence from time to time of all export classifications for the Licensed Works (including ECCNs) and all unusual export requirements of which they are aware (to the extent different than those required for Cadence's own similar products). The Licensed Works supplied hereunder are subject to all pertinent import and export laws of the United States, including specifically the U.S. Export Administration
Regulations ("EAR"). Cadence agrees that it will be solely responsible for compliance with all such laws. In particular, Cadence agrees that it will not export, re-export, or transfer, directly or indirectly, the Licensed Works, to any person, firm or country on the Denied Persons List, Entity List, Debarred Parties or Specially Designated Nationals lists or to Afghanistan, Cuba, Iran, Iraq, North Korea, Federal Republic of Yugoslavia (Serbia only), Sudan, or Syria or any other country or entity designated by the U.S. Government as prohibited by U.S. law, or nationals thereof, and that it is not located in such a country or on such a list. Cadence agrees that it will not transfer, export or re-export, directly or indirectly, the Licensed Works for use or to users in military or proliferation activities (Nuclear, Missile, Chemical or Biological Weapons) without U.S. Government authorization (by export license or regulation). Cadence agrees to be bound by any future modifications of the foregoing list of restricted destinations by amendments to the EAR or other U.S. government regulations.


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        IN WITNESS WHEREOF the parties have entered into this Agreement effective as of the year and date first set forth above.

CADENCE DESIGN SYSTEMS, INC.                    VENDOR

By: /s/ Lavi A. Lev                             By: /s/ Aki Fujimura
   ------------------------------                  -----------------------------

Name: Lavi A. Lev                               Name: Aki Fujimura
      ---------------------------                     --------------------------

Title: E.V.P. G.M. IC Solutions                 Title: President/COO
       --------------------------                      -------------------------

Date: 1/11/02                                   Date: 1/11/02
      ---------------------------                     --------------------------



CADENCE DESIGN SYSTEMS (IRELAND) LIMITED

By: /s/ R.L. Smith McKeithen
   ------------------------------

Name: R.L. Smith McKeithen
      ---------------------------

Title: Sr. V.P. & General Counsel
       --------------------------

Date: 1/11/02
      ---------------------------

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                                                                    CONFIDENTIAL

                                   EXHIBIT A

                       PRODUCTS AND DESIGNATED EQUIPMENT

REF: Software OEM Agreement
Dated:
================================================================================

1.   DESCRIPTION OF PRODUCTS AND DOCUMENTATION.

     - Fire & Ice QX

     - [*]

     - [*]

     1.1  [*]. The [*] are attached hereto as Exhibit A-1.

     1.2 New Products. If Vendor develops or commercially offers a new program ("New Product") that may be complementary to either the above Products or other programs marketed by Cadence, then, upon written request from Cadence, the parties will discuss in good faith the possibility of Cadence marketing the New Products as mutually agreed. Except as may be otherwise mutually agreed by the parties in writing, Cadence will have no rights to market any such New Products under the terms of this Agreement or otherwise. The terms applicable to any marketing by Cadence of any New Product shall be as mutually agreed by the parties in writing and may be different from the terms of this Agreement [*].

     1.3 Other Vendor Products. Notwithstanding anything to the contrary in this Agreement, the Product(s) do not include any of Vendor's other current or future products, and specifically exclude (i) current and future versions of VoltageStorm, SubstrateStorm, DelayStorm, QuickCap and other value added products (whether or not using shared modules from the Product(s)); and (ii) any products which include features or capabilities for processing non-manhattan interconnect (i.e., interconnect other than the conventional manhattan architecture whereby interconnect runs parallel/perpendicular to the edges of the die and perpendicular to adjacent layers of interconnect). In no event shall Vendor be required to deliver or license any such products to Cadence nor shall any restrictions or obligations of Vendor under this Agreement apply to any such products.

2.   DESIGNATED EQUIPMENT.

     The Product(s) shall operate on the following equipment product families and operating systems: [*]. Vendor will use commercially reasonable efforts to support new versions of such operating systems at the same time that production releases of the programs that Cadence offers on such equipment generally support such new versions. Additional equipment and operating systems may be added by the Steering Committee from time to time. In addition, Vendor agrees to use commercially reasonable efforts to port the Licensed Works to Cadence's database currently known as [*] within [*] after the API for [*] is provided to Vendor. Cadence will provide information and assistance reasonably required by Vendor for such porting.

3.   DROP SHIPMENT (NOT APPLICABLE).

[ ] If the box is checked the parties agree that Vendor will drop ship the Products to End Users (or Marketing Agents, as applicable) worldwide, as designated by Cadence from time to time, and at no charge to Cadence.

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                                  EXHIBIT A-1

                                      [*]

The objective of this exhibit is to describe [*] for the purpose of specifying Acceptance Standards.

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                   EXHIBIT B

                        MAINTENANCE AND SUPPORT SERVICES

REF: Software OEM Agreement
Dated:

================================================================

1.0 MAINTENANCE.

        1.1 FOR CADENCE.

                1.1.1 Error Correction. After receiving the Error Information from Cadence, and provided that Cadence otherwise complies with its obligations in Section 5.1.2, Vendor will use commercially reasonable efforts to provide a Maintenance Modification or other solution to correct any Errors in the Licensed Works reported by Cadence, provided that Vendor makes no warranty that it will correct all Errors. Such response shall include as appropriate: (i) reviewing the Error with Cadence; and (ii) gathering, or requesting that Cadence gather, additional information about the Error; and (iii) analyzing the Error to determine its cause; and (iv) providing an Error solution if already known; and
(v) where required providing a Maintenance Modification; and (vi) where required providing Documentation changes. Maintenance Modifications will be delivered to Cadence promptly after completion by Vendor at no additional cost. Vendor shall provide Cadence with an estimate of how long Vendor expects it will take to correct the Error(s) reported by Cadence and shall keep Cadence informed of the progress of the problem resolution.

                1.1.2 Error Classification & Response: Cadence will notify Vendor when Errors are discovered. Cadence and Vendor will classify Errors by severity as: "Fatal", preventing a Product from performing any useful work; or "Severe Impact", disables major function(s); or "Degraded Operations", Errors disabling non-essential functions; or "Minor", all other Errors. Vendor shall use reasonable efforts to provide the following response levels defined as follows in accordance with the timetable set forth below, wherein a day shall mean a business day; (i) Level 1, Cadence's receipt of Vendor's written confirmation acknowledging Vendor's receipt of the Error report; and (ii) Level 2, Cadence's receipt of Vendor's patch, workaround or temporary fix including Documentation changes; and (iii) Level 3, Cadence's receipt of Vendor's official fix or update, including applicable Documentation changes. The response/correction timetable shall be as follows, wherein a day shall be considered to be a workday:

                         Response/Correction Timetable


Severity                  Level 1         Level 2                      Level 3
--------                  -------         -------                      -------

Fatal                       [*]             [*]                          [*]
Severe Impact               [*]             [*]                          [*]
Degraded Operations         [*]             [*]                          [*]
Minor                       [*]             [*]                          [*]

                1.1.3 Telephone Support: Provide telephone support to Cadence on an as-needed basis. Vendor shall maintain a toll-free telephone hotline service which, at a minimum, must be attended during the hours from 8:00 a.m. to 5:00 p.m. Pacific Standard Time.

                1.1.4 Annual Review of Maintenance and Product Utilization. At least annually, Vendor shall provide a qualified specialist without additional charge to review maintenance and Cadence's system performance and utilization for each Product. A written report will be furnished to Cadence delineating ways Cadence might improve maintenance and the utilization of the Products in Cadence's product environment, provided that the total hours for the services under this Section shall not exceed [*] for each year. Unused hours will not be carried forward to

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subsequent years.

          1.1.5 Such maintenance services shall be without charge to Cadence during the first year of this Agreement, provided however that Cadence shall pay to Vendor (i) the Maintenance Fees set forth in Section 7.4 of this Agreement for subsequent years, and (ii) the Fees specified in Sections 1.1 and 1.2 of Exhibit C for all years.

          1.1.6 Vendor shall provide to Cadence reasonable advance notice of any planned Maintenance Modification or Enhancements to the Product(s) promptly after such plans are finalized by Vendor to the extent necessary for Cadence to adapt its interface programs to the revised Product(s).

     1.2  FOR END USERS:

          1.2.1 Until Support Transition. From the Effective Date of this Agreement through and including the six (6) month anniversary of the Effective Date (the "Support Transition Date"), or such other date as mutually agreed upon by the parties in writing, Vendor shall be responsible for providing "first line" maintenance and support services in accordance with the terms and conditions of the End User Software Maintenance Agreement attached hereto as Exhibit B-1 (Cadence's standard end user software maintenance agreement) directly to End Users who have entered into such End User Software Maintenance Agreement with Cadence.

          1.2.2 After Support Transition. Beginning on the Support Transition Date, or such other date as mutually agreed upon by the parties in writing, Cadence shall be solely responsible for providing "first line" maintenance and support services directly to End Users in accordance with the terms and conditions of the End User Software Maintenance Agreement attached hereto as Exhibit B1. During this time, Vendor shall continue to provide "second line" maintenance and support services to Cadence, consistent with the terms and conditions of Section 1.1 of this Exhibit B, and such other maintenance and support services as the parties may mutually agree to assist Cadence in fulfilling and satisfying its maintenance and support obligations to End Users, on pricing and other terms mutually agreed upon by the parties prior to Vendor providing such services.

     1.3 EXCLUSIONS. Vendor shall have no obligation to support: (i) any Product if Cadence has elected not to renew Vendor Maintenance Services under
Section 7.4; (ii) altered, damaged or substantially modified Products not caused or modified by Vendor; (iii) Products that are not the then-current or previous sequential release, where such release was made available to Cadence under this Agreement; (iv) Errors caused by hardware malfunction, or by negligence, misuse or misapplication by any party other than Vendor; (v) use of the Products not in accordance with the Documentation or Vendor-provided training, or other causes beyond Vendor's reasonable control; (vi) Products installed in a hardware or operating environment other than that specified by Vendor as compatible with the Products; (vii) third party components; or (vii) use of the Products outside the scope permitted under this Agreement or the respective end user license.

     1.4 FEEDBACK. Except as required for maintenance services or porting requested by Cadence, Cadence is not required to disclose to Vendor any suggestions for correction or enhancement of the Products or any improvements which enhance the use or implementation of the Products (collectively, "Feedback"). If Cadence discloses such Feedback to Vendor, or obtains any patents on such Feedback, then Vendor shall have a perpetual, non-terminable license to use such Feedback in connection with its products and services and to make, have made, use, sell, modify, sublicense, copy, distribute and otherwise exploit its products and services with such Feedback.

2.0  TRAINING

     2.1 Cadence Internal. Prior to the first anniversary of the Effective Date, Vendor shall provide training to Cadence and its Marketing Agents' engineering, operations, customer service and application engineering personnel. Such training shall cover, without limitation, the following topics in detail:
(i) installation and configuration procedures, (ii) operating, usage and performance characteristics of the Product, (iii) Error diagnosis and isolation. Such training shall be without charge to Cadence, shall consist of at least [*] course per [*], and

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shall be conducted at Cadence's facilities with such schedule as is mutually agreeable, except however Cadence shall reimburse Vendor for its out of pocket costs for the instructor's travel, lodging and meal expenses for training held at Cadence's facilities. Any unused training hours will not be carried forward to subsequent months. Additionally, if any of the foregoing topics are covered in regularly scheduled classes held at Vendor's facilities, then Cadence or its Marketing Agents' personnel who are engaged in the marketing, sales, integration or support of the Products may attend any such course(s) at no charge, provided however Cadence shall be responsible for the travel and living expenses of its course attendees, and provided further that Cadence and its Marketing Agents shall be limited to a maximum of [*] attendees for all such classes offered in a given [*]. Any unused seats will not be carried forward to subsequent months.

      2.2 End User training. Vendor shall make available training to End Users for the Licensed Work. Such training shall be available by the End User(s)' attendance at standard classes which Vendor offers. All training to End Users shall be at Vendors established, published and advertised prices.


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                                  EXHIBIT B-1

                    END USER SOFTWARE MAINTENANCE AGREEMENT




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                                                                    CONFIDENTIAL

                         SOFTWARE MAINTENANCE AGREEMENT
                         STANDARD TERMS AND CONDITIONS


THIS SOFTWARE MAINTENANCE AGREEMENT ("Agreement") is made ______ day of

_________, 200_, between Cadence Design Systems, Inc. ("Cadence"), and the undersigned, ("Customer"). Customer and Cadence desire and intend that this

Agreement establish the terms and conditions between them for all transactions for maintenance of Cadence's software products. Therefore, Cadence and Customer agree as follows:

1.   MAINTENANCE SERVICES.

Definitions in the Cadence Software License Agreement apply herein. (a) Cadence will provide remedial and preventive maintenance services ("Maintenance Services") to keep the most current release of the Licensed Program(s) licensed by Customer under a Cadence Software License Agreement "SLA", in good operating condition. (b) Cadence will keep available telephone assistance to Customer between 8:00 a.m. and 5:00 p.m., prevailing local time Cadence Service Facilities, Monday through Friday, excluding Cadence recognized company holidays. (c) Cadence will provide appropriate assistance to Customer within a reasonable period after Customer adequately describes a Licensed Program and/or Documentation problem to Cadence's Customer Support Organization. Such assistance will be at Cadence's expense where it determines that the reported problem is due to defects in an unaltered most current version of a Licensed Program or its Documentation. If it determines that the reported problem is not due to a Licensed Program, if Customer requests and Cadence agrees to provide the requested service, Customer agrees to pay Cadence's then current prices for services Cadence provides to correct such problem. (d) If Customer makes modifications, interfaces, and/or other changes to the Licensed Program and Documentation if permitted under the SLA, Customer shall promptly inform Cadence in writing and provide such information as Cadence determines necessary to properly maintain the Licensed Program and Documentation. (e) Cadence's obligation to provide Maintenance Services pursuant to this Agreement is dependent upon:
     (1) the existence of a SLA in effect between Cadence and Customer;
     (2) Customer's continued good repair of the Designated Equipment; and
     (3) the performance by Customer of all of its obligations set forth in the SLA and in this Agreement.
(f) Cadence shall not be obligated to provide Maintenance Services pursuant to this Agreement that are required by any of the following:
     (1) abuse, misuse, accident or neglect; or
     (2) repairs, alterations, and/or modifications which are not permitted under the SLA and which are performed by other than Cadence or its agents; or
     (3) use of materials not meeting Cadence's requirements; or
     (4) use of the Licensed Program for other than the intended purpose for which licensed and designated; or
     (5) malfunction, modification or relocation of the Designated Equipment from the Designated Sites; or
     (6) where inadequate backups are supplied.
(g) Cadence may refuse to provide Maintenance Services where, in Cadence's opinion, a condition exists that represents a hazard to the safety of its employees or agents.
(h) Licensed Programs are licensed for use on a specific hardware unit ("Designated Equipment"), and as indicated in the License Agreement, a Licensed Program may only be transferred to another hardware unit upon prior approval of Cadence and after (a) payment of the appropriate transfer fees and (b) if the maintenance coverage for the target re-host product has lapsed, the applicable re-certification fee has been paid.

2. INITIAL TERM; COMMENCEMENT; RENEWAL. This Agreement is intended to commence at the time of shipment of the Licensed Program(s). Maintenance Services shall commence on the business day following software installation subject to the approval of Cadence and payment in advance of the applicable fee(s). Unless otherwise specified in a product quotation from Cadence, this Agreement shall have an initial term of one (1) year. Upon issuance of a Customer purchase order prior to the expiration of the initial term or any renewal term, acceptance by Cadence of such purchase order and payment by Customer of the applicable fees, this Agreement shall renew for successive periods (for the term specified in a product quotation) unless terminated by Cadence per Section 11. If there has been any lapse of Maintenance Services, such Maintenance Services will commence only after an evaluation by Cadence of Customer's current status, payment of applicable fees, and, if necessary, updating of the Licensed Program(s) to a serviceable revision. Customer shall pay Cadence's software update charges where applicable. Maintenance Services renewal is contingent on current payment of maintenance fees, Customer not being in default hereunder or under the SLA, and a valid Customer order.

3. PRICES AND TERMS OF PAYMENT. The prices set forth on the Product Quotation apply to the initial term. Cadence will advise Customer at least thirty (30) days prior to the expiration of a term of the prices applicable to the subsequent term. Each annual installment is due and payable in advance, net thirty (30) days from invoice date. Delivery is to be made F.O.B point of shipment. Shipping charges, including insurance, shall be paid by Customer. Risk of loss shall pass to Customer upon delivery to carrier.

4. TAXES. Customer will pay or reimburse all federal, state and local taxes (exclusive of taxes on Cadence's net income), duties and assessments arising on or measured by amounts payable to Cadence under this Agreement.

5. ADDITIONAL SERVICES. If Cadence agrees to perform services requested by Customer which are not included as part of this Agreement, such services shall be billed to Customer at prices and terms determined by Cadence.

6. UPDATES AND NEW PRODUCTS. Updates, consisting of one copy of modifications and improvements to each Licensed Program and/or Documentation which Cadence determines are required to achieve the specifications established by Cadence for the Licensed Program and/or Documentation will be provided at no additional cost. Customer acknowledges that Cadence will maintain only the most current version of the Licensed Program. Cadence shall maintain prior versions until the earlier of 6 months from the release of each new version release, or termination of this Agreement. Upon receipt and installment of an update to a Licensed Program, Customer may keep one copy of the previous version of the Licensed Program for archival purposes only and shall destroy all other copies of the previous version of the Licensed Program. New products are determined and defined solely by Cadence and are not covered by the fees already paid by Customer.

7. EXCLUDED SERVICES. Cadence does not itself provide hardware maintenance unless the same is pre-arranged for a fee. In addition, services connected with relocation of the Licensed Program from the Designated Equipment or reconfiguration of same or Customer induced problems associated with the Designated Equipment are excluded. The cost of tools, supplies, accessories, media, and other expendables required by Cadence to perform the Maintenance Services are excluded. Maintenance Services outside the contiguous United States that would otherwise be covered by this Agreement are excluded.

8. CUSTOMER RESPONSIBILITIES. Customer shall:

(a) Notify Cadence promptly by Cadence designated electronic problem reporting software or telephone of Licensed Program problems and provide follow-up reports in writing. Cadence will confirm receipt of any electronic problem report within twenty-four (24) hours of receipt and, in the absence of such a confirmation, Customer shall promptly re-transmit such report;
(b) Allow Cadence full and unrestricted access to all Designated Equipment at the Designated Sites and other communication facilities and provide Cadence reasonable workspace and storage and other normal and customary facilities;
(c) Provide Cadence with reasonable assistance as requested and insure that an employee of Customer is present during Service;
(d) Provide sufficient support and test time on Customer's computer system to duplicate the problem, certify that the problem is due to the Licensed Program and, when repairs are complete, certify that the problem has been repaired;
(e) Provide the same standard of care for Licensed Programs and/or Documentation that it applies to its own products or data of like nature and value and return any defective Licensed Programs and/or Documentation or attest in writing to the destruction of same as directed by Cadence
(f) Provide sufficient data to Cadence to reproduce the problem on another computer at Cadence's Customer Support Center. Cadence will retain a copy of the data to use for validation of future releases of Cadence Products unless specifically directed not to do so in writing by Customer.

9. RELOCATION OF DESIGNATED EQUIPMENT. Customer shall notify Cadence in writing not more than thirty (30) days prior to moving the Designated Equipment from the Designated Sites as to its intended new location. Cadence shall be under no obligation to provide any services under this Agreement during or as a result of such relocation.

10. PROTECTION OF LICENSED MATERIALS. Each Licensed Program and Documentation are the confidential and proprietary property of Cadence or third parties from whom Cadence has obtained rights. Customer receives no rights to and will not sell, assign, lease, market, transfer, encumber, or otherwise suffer to exist any lien or security interest (other than those of Cadence) on, nor allow any third person, firm, corporation, or other entity to copy, reproduce or disclose in whole or in part in any manner the Licensed Program or Documentation. Customer receives no rights to and shall not create nor attempt to create by reverse engineering, reverse assembly, reverse compiling any part of the sourcecode from any such Licensed Program or Documentation or permit any third party to do so. Customer shall take all reasonable steps, both during and after the term of this Agreement, to insure that no unauthorized person(s) shall have access to the Licensed Program or Documentation and that no unauthorized copy, in whole or in part, in any form shall be made.

11. TERMINATION. Cadence may terminate this Agreement immediately upon default by Customer hereunder or under the SLA. Where a new version of a Licensed Program has been offered to Customer, Cadence may terminate Maintenance Services of the old version of such Licensed Program under this Agreement six
(6) months after first commercial shipment to Customer of such new version if Customer has not installed such version.

12. DEFAULT. Failure of Customer to perform its obligations hereunder or under the SLA, including, without limitation, timely payment in full of all fees or the insolvency, bankruptcy, reorganization, assignment for the benefit of creditors, or dissolution, liquidation, or winding up of the business shall constitute a default under this Agreement.

13. FORCE MAJEURE. Cadence shall not be liable for any loss, damage, or penalty resulting from delay due to causes beyond its control, including, without limitation, delays by its suppliers.

14. NO ASSIGNMENT. Customer shall not assign, delegate, or subcontract any portion of its rights, duties, or obligations under this Agreement and any attempt to do so shall be void.

15.   NO WARRANTY.
IN CONNECTION WITH THE SERVICES RENDERED AND COMPUTER SOFTWARE AND DOCUMENTATION SUPPLIED UNDER THIS AGREEMENT, CADENCE MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY OR OF NON-INFRINGEMENT.

16.   LIMITATION OF LIABILITY.
CADENCES CUMULATIVE LIABILITY UNDER THIS AGREEMENT FOR ALL CAUSES OF ACTION SHALL BE LIMITED TO AND NOT EXCEED THE MAINTENANCE SERVICES FEE PAID BY CUSTOMER, REGARDLESS OF WHETHER CADENCE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR THAT ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE. CADENCE SHALL NOT BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE SERVICES, LOSS OF PROFITS, INTERRUPTION OF BUSINESS, OR FOR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. CUSTOMER ACKNOWLEDGES THAT THE MAINTENANCE FEE REFLECTS THIS ALLOCATION OF RISK.

17. NOTICES. Notices to Customer shall be sent to the address specified beneath Customer's signature below and to Cadence shall be sent to: 555 River Oaks Parkway, San Jose, CA 95134, Attn: Legal Department, or such new address as a party specifies to the other in writing.

18. GOVERNING LAW. This Agreement will be governed by the procedural and substantive laws of the State of California, U.S.A., without regards to its conflicts of laws principles. This Agreement is prepared and executed and shall be interpreted in the English language only, and no translation of the Agreement into another language shall have any effect. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods
(1980) is specifically excluded from and shall not apply to this Agreement.

19. GENERAL. This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter hereunder. Any terms and conditions of any purchase order or other instruments issued by Customer in connection with this Agreement which are in addition to, inconsistent with, or different from the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by authorized representatives of Cadence and Customer. Any waiver by either party of any condition, part, term or provision of this Agreement shall not be construed as a waiver of any other condition, part, term or provision or a waiver of any future event or circumstance. If any provision of this Agreement is held invalid or unenforceable then the remainder of the Agreement shall continue in full force and effect.

                               -- END OF TERMS --

This Agreement shall be effective and binding on the parties only after acceptance at Cadence's offices in California and signed by an Officer thereof.

CUSTOMER: ___________________________     CADENCE DESIGN SYSTEMS, INC.
            (Print Name)

By: _________________________________     By: _________________________________

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

Date: _______________________________     Date: _______________________________

ADDRESS:          _________________________________

                                   EXHIBIT C

                                FEES AND PAYMENT

REF:  Software OEM Agreement

Dated:

================================================================================

1.    FEES.

      For each [*] during the Term of this Agreement (and thereafter as applicable), Cadence shall pay Vendor the following amounts in Fees based upon Cadence's [*] and [*], which shall be calculated as follows:

      1.1 Rates. (QX and [*]) For each [*] during the Term, Cadence shall pay Vendor an amount equal to [*] of the [*] recognized by Cadence for [*]. However, if Vendor does not make available to Cadence a version of [*] which meets the standards set forth in Exhibit A prior to [*], then such percentage shall be reduced to [*] for amounts first recognizable for Fire & Ice QX after [*] until Vendor makes such version available or Cadence otherwise accepts [*] for inclusion under the Agreement, whereupon such percentage shall immediately revert to [*] for all amounts recognizable thereafter.

                  ([*]) For each [*] during the Term, Cadence shall pay Vendor an amount equal to [*] of the [*] received by Cadence during [*].

                  [*] shall be adjusted as set forth in Section 2 of this Exhibit C prior to the application of such percentages.

      1.2 Maintenance Revenues. For each [*] quarter during the Term and thereafter for so long as Vendor has maintenance obligations to Cadence under this Agreement, Cadence shall pay Vendor an amount equal to [*] of the [*] received by Cadence during [*]. [*] shall be adjusted as set forth in Section 2 of this Exhibit C prior to the application of such percentage.

      1.3 Prices. The parties agree that Cadence shall be free to determine its prices to its customers.

      1.4 [*]. Cadence shall pay to Vendor a total of [*] due and payable on the dates and in the amounts set forth below:

            [*]:                    $[*]
            [*]:                    $[*]
            [*]:                    $[*]
            [*]:                    $[*]
            [*]:                    $[*]

Prior to the [*] of the Effective Date, Cadence may [*] to Vendor under Sections
1.1 and 1.2 of this Exhibit C; provided that, in no event shall [*]. Cadence shall not be entitled to [*], even if Cadence fails to [*] before such date. The [*] any Maintenance Fees under Section 7.4 of the Agreement, any Fees paid by Cadence under Section 8.5.2, or any other amounts to be paid by Cadence to Vendor under the Agreement other than those under Sections 1.1 and 1.2 of this Exhibit C. [*].

2.    EXCLUSIONS/ADJUSTMENTS TO FEE AMOUNTS.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        2.1 Exclusions. No Fees shall be due hereunder for copies of the Products and/or Licensed Works made available without charge which are: (i) made and used pursuant to the internal use licenses of Section 4.3 of this Agreement; or (ii) made temporarily available for up to [*] to prospective End Users for demonstration or evaluation, but in no event (a) for commercial production use, or (b) in any manner more extensive than Cadence does for its own products; or
(iii) distributed to existing End User(s) under terms of warranty or maintenance as back-up, replacement or update copy for such End User(s)' existing copy(ies) of the Licensed Works, provided that Vendor shall be paid for the Net Maintenance Revenue from such End User(s); or (iv) licensed to any other End User where Cadence and Vendor mutually agree in writing that the Licensed Works should be provided to such End User at no charge. At the request of Cadence, Vendor will consider charitable contributions to non-profit institutions as mutually agreed in writing. This Section 2.1 is intended solely for legitimate distribution of the Licensed Works in support of maximizing opportunities for the Licensed Works in the same manner as Cadence's own products, and in no event shall be used to widely distribute copies without charge.

        2.2 Bundling. If any Licensed Work is bundled, combined or otherwise integrated by Cadence with any other products ("Bundles"), the Fees shall be calculated using the following principles: (a) the Licensed Work and related maintenance services will not be subject to a discount different than that which is applied to other Cadence products with which it is sold; and (b) the Licensed Work and related maintenance services will [*] for any customer to purchase other products or services. Bundling or combining may include products with separate price book listings. All Net Product Revenues and Net Maintenance Revenues received for Bundles shall be fairly allocated to the Licensed Work. In no event shall the amount allocated to the Licensed Work be less than a [*] of the products in the Bundle, provided that, for purposes of such allocation, the list price for the Licensed Work shall be no less than Vendor's standard list price for the Licensed Work effective at the time such licenses are granted ("Vendor List Price").

        2.3 Standalone Sales. If the Licensed Work is sold on a standalone basis, (a) the Licensed Work and related maintenance services will not be subject to a discount greater than that which is applied to any other Cadence products sold to the respective customer, and (b) the Licensed Work and related maintenance services will [*] for any customer to purchase other products or services.

        2.4 Remix. Vendor shall only be entitled to be paid Fees in subscription type transactions of Cadence in the event that [*]. In addition, [*]. Vendor understands that in certain types of subscription transactions ("Fixed term transaction") the customer shall not be entitled to remix any Licensed Work unless the respective Licensed Work is included within the Cadence local price book in effect as of the effective date of such Fixed term license.

        2.5 Non-Arm's Length Sales. For any transaction which is not a fully arm's length cash transaction, the Net Product Revenue and Net Maintenance Revenue used to calculate Fees shall be [*] received by Cadence in equivalent fully arm's length cash transactions during the [*]. For purposes hereof, non-arm's length transactions shall be any transaction or series of transactions with a Cadence Subsidiary or affiliate or where Cadence receives consideration other than cash payments for the Licensed Work and associated maintenance shared with Vendor as set forth above.

        2.6 Cadence List Price. Cadence will set the Cadence list price for the Licensed Works in a manner consistent with the mechanisms and methods used by Cadence in setting its other list prices, including application of any discounts.

        2.7 Vendor List Price. The Vendor List Price is established hereunder for determining [*] to be paid to Vendor and not for establishing actual prices to customers. Either party may recommend changes to the Vendor List Price for the Licensed Works within the first [*]. If either party recommends a change, then the parties shall negotiate the relevant Vendor List Price in good faith. If the parties are unable to mutually agree on a Vendor List Price for the relevant Licensed Work within twenty (20) days after any change is

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

recommended by a party, then the parties shall submit the determination of the Vendor List Price to a mutually agreeable independent third party arbitrator who is an expert in the industry. If the parties are unable to mutually agree on a third party arbitrator, then an arbitrator who is an expert in the industry will be selected by the chief executive of the San Francisco office of the American Arbitration Association. Once the arbitrator is selected, each party will make a proposal to the arbitrator stating the Vendor List Price recommended by such party and the party's reasons therefor. The arbitrator shall consider the parties' recommendations, prevailing U.S. end user list prices for similar third party products, Cadence's list prices for other similar Cadence products, the amount by which list prices typically exceed actual prices charged to customers and other relevant information before rendering a decision. The arbitration shall be "baseball" style and the arbitrator shall render a final, binding decision by selecting one of the parties' proposals for the Vendor List Price. The arbitrator shall not have the authority to render any substantive decision other than to select a Vendor List Price as proposed by one of the parties. The Vendor List Price selected by the arbitrator shall be effective until the parties mutually agree otherwise or, if sooner, by a subsequent determination of a third party arbitrator in accordance with the provisions of this Section 2.7. The costs of such arbitration shall be [*] and each party shall bear its own expenses in connection with such arbitration. Any such arbitration shall be completed with thirty (30) days following a request by either party for such arbitration.

        2.8     Initial Vendor List Prices.

PRODUCT                             PRICE: [*] TIME BASED LICENSE

o Fire & Ice QX
    [*]                             $[*]
    [*]                             $[*]

o [*]                               $[*]




           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D

                           SOFTWARE DEPOSIT AGREEMENT


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                           SOFTWARE DEPOSIT AGREEMENT
                               BRAMBLES NSD, INC.

      This Agreement ("Escrow Agreement") is executed as of this _____ day of __________, 19___ by and among _______________, a ______________ corporation
("Participant"), Cadence Design Systems, Inc., a Delaware corporation ("Cadence") and Brambles NSD, Inc., a Delaware corporation ("NSD"), as Escrow Agent.

RECITALS

      Participant and Cadence have entered into that certain Software OEM License Agreement to which this Escrow Agreement is attached as Exhibit D thereto (the "Agreement"); and

      Continuous availability of Participant's software programs and its maintenance thereof are critical to Cadence in the conduct of its business; and

      Participant wishes to insure that maintenance for Participant's software is available in the event Participant fails to fulfill its maintenance obligations as set forth in the Agreement or in the event Participant does not remain in business; and

      NSD is in the business of providing third party software escrow protection by storing, retaining, and allowing limited access to proprietary computer software, related media and materials.

      NOW, THEREFORE, in consideration of the promises of mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

      1.    DEPOSIT OF SOURCE MATERIALS

            (a) The term "Source Materials" as used in this Escrow Agreement shall have the meaning set forth in the Agreement.

            (b) Participant agrees to deposit with NSD a complete copy of Source Materials within thirty (30) days after execution of this Escrow Agreement.

      2.    REVISIONS AND MAINTENANCE

            (a) Participant agrees to deposit with NSD copies of all revisions of and additions to the Source Materials within thirty (30) days after said revisions and additions are made available to its customers.

            (b) NSD shall acknowledge receipt of all revisions of and additions to the Source Materials by sending written acknowledgement thereof to both Participant and Cadence.

            (c) Upon receipt of a new revision, NSD agrees to return to Participant all such Source Materials from previous revisions as specified by Participant in writing to NSD.

      3.    STORAGE AND SECURITY

            (a) NSD shall act as custodian of the Source Materials until the escrow is terminated, pursuant to Section 10 of this Escrow Agreement. NSD shall establish, under its control, a secure receptacle for the purpose of storing the Source Materials.

            (b) The Source Materials deposited with NSD by Participant pursuant to this Escrow Agreement shall remain the exclusive property of the Participant.

          (c)  Except as provided in this Escrow Agreement, NSD agrees that:

               (1) it shall not divulge, disclose or otherwise make available to any parties other than Participant, or make any use whatsoever of the Source Materials;

               (2) it shall not permit any person access to the Source Materials, except as may be necessary for NSD's authorized representatives to perform its functions under this Escrow Agreement;

               (3) access to the Source Materials by Participant shall be granted by NSD only to those persons duly authorized in writing by a competent officer of Participant;

               (4) access to the Source Materials shall not be granted without compliance with all security and identification procedures instituted by NSD.

          (d) NSD shall have no obligation or responsibility to verify or determine that the Source Materials deposited with NSD by Participant does, in fact, consist of those items which Participant is obligated to deliver under any agreement, and NSD shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency, or accuracy of the Source Materials.

          (e) NSD's sole responsibility shall be to accept, store and deliver the Source Materials deposited with it by Participant, in accordance with the terms and conditions of this Escrow Agreement.

          (f) If any of the Source Materials held in escrow by NSD shall be attached, garnished or levied upon pursuant to an order of court, or the delivery thereof shall be stayed or enjoined by an order of court, or any other order, judgment or decree shall be made or entered by any court affecting the Source Materials or any part thereof, NSD is hereby expressly authorized at its sole discretion to obey and comply with all orders, judgments or decrees so entered or issued by any court, without the necessity of inquiring whether such court had jurisdiction, and in case NSD obeys or complies with any such order, judgment or decree, NSD shall not be liable to Cadence, Participant or any third party by reason of such compliance, notwithstanding that such order, judgment or decree may subsequently be reversed, modified or vacated.

     4.   EVENTS OF DEFAULT

               The occurrence of any of the following shall constitute an "Event of Default" for purposes of this Escrow Agreement.

          (a)  any Release Event as defined in Section 8.3 of the Agreement.

     5.   RELEASE OF DOCUMENTATION

          (a) Upon the occurrence of any Event of Default (as defined in Section 4), Cadence may notify NSD in writing as to such Event of Default (a "Notice"), and shall simultaneously provide a copy of any such Notice to Participant. Unless Participant shall have provided Contrary Instructions to NSD within ten (10) business days after receipt of Cadence's Notice, the Source Materials then in escrow shall be delivered to Cadence by NSD within the next five (5) business days following the end of any such ten (10) day period. Such delivery shall terminate all duties and obligations of NSD to Participant and Cadence.

          (b) "Contrary Instructions" for the purposes of this Escrow Agreement means a written notice by Participant stating that the Event or Events of Default specified in Cadence's Notice have not occurred, or have been cured.

          (c) Upon timely receipt of such Contrary Instructions, NSD shall not release the Source Materials then in escrow, but shall continue to store the Source Materials until otherwise directed by Cadence or

Participant jointly, or until resolution of the dispute pursuant to Section 6 of this Escrow Agreement, or by a court of competent jurisdiction.

          (d) NSD shall be entitled to receive payment of costs, fees and expenses due it, prior to release of the Source Materials.

     6.   DISPUTE RESOLUTION

               Participant and Cadence agree that if Contrary Instructions are timely given by Participant pursuant to Section 5 hereof, then Participant and Cadence shall submit their dispute regarding Cadence's Notice to arbitration by a single arbitrator who is a member of the American Arbitration Association, according to its rules and regulations then in effect, at its offices in San Francisco, California. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction, and a copy of such decision shall be delivered immediately to Participant, Cadence and NSD. The parties shall use their best effort to commence the arbitration proceeding within ten (10) business days following delivery of the Contrary Instructions. The sole question to be determined by the arbitrator shall be whether or not there existed an Event of Default at the time Cadence delivered the Notice thereof under Section 5. If the arbitrator finds that the Notice was properly given by Cadence, NSD shall promptly deliver the Source Materials to Cadence. All fees and charges by the American Arbitration Association and the reasonable attorneys' fees and costs incurred by the prevailing party in the arbitration shall be paid by the non-prevailing party in the arbitration.

     7.   BANKRUPTCY

          Participant and Cadence acknowledge that this Escrow Agreement is an "agreement supplementary to" the Agreement as provided in Section 365(n)(3) of Title 11, United States Code (the "Bankruptcy Code"). Participant acknowledges that if Participant as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the Agreement or this Escrow Agreement, Cadence may elect to retain its rights under the Agreement and this Escrow Agreement as provided in Section 365(n)(3) of Title 11 of the Bankruptcy Code. Participant or such bankruptcy trustee shall not interfere with the rights of Cadence as provided in the Agreement and this Escrow Agreement, including the right to obtain the Source Materials from NSD.

     8.   INDEMNIFICATION

          Participant and Cadence each agrees to defend and indemnify NSD and hold NSD harmless from and against any claim, action, loss, cost, liability or expense (including reasonable counsel fees) arising out of or relating to this Escrow Agreement (collectively, "Claims"), except to the extent such Claim is based on NSD's gross negligence or willful misconduct.

     9.   GOOD FAITH RELIANCE

          NSD shall act in good faith reliance upon any instruction, instrument, or signature believed in good faith to be genuine and may assume that any person purported to give any writing, notice, respect, advice or instruction in connection or relating to this Escrow Agreement has been duly authorized to do so.

     10.  TERMINATION

          (a) This agreement shall terminate upon termination of the Agreement; provided, however, that if Cadence has provided a Notice of an Event of Default to NSD on or before the date of termination of the Agreement, this Agreement will not terminate until such Notice of an Event of Default has been acted upon and/or resolved to be properly or improperly given pursuant to Sections 5 and 6. Upon such termination, unless the Agreement shall have been terminated as a result of rejection of the Agreement in a bankruptcy case of Participant,

NSD shall return the Source Materials then in escrow to Participant after the payment of all costs, fees and expenses due NSD.

            (b) Cadence and Participant may terminate this Escrow Agreement by mutual written agreement, giving sixty (60) days notice to NSD.

            (c)   NSD reserves the right to resign as escrow agent upon sixty
(60) days prior notice to Participant and Cadence. Upon resignation, NSD shall return to Participant all of the Source Materials then in NSD's possession only after having received payment of its fees and costs pursuant to Section 11 of this Escrow Agreement.

            (d) In the event that the sixty (60) day notice period in 10(c) elapses without NSD having received payment from either Participant or from Cadence of the remaining fees due, NSD shall then have the option, without further notice to either party, to terminate the Escrow Agreement and to destroy all escrowed Source Materials.

      11.   FEES

            (a) In consideration of performing its function as escrow agent, NSD shall be compensated as set forth on Exhibit A. The fees set forth on Exhibit C will be billed periodically by NSD to Cadence.

            (b) The fees set forth on Exhibit C are for NSD's ordinary services as escrow agent. In the event NSD is required to perform any additional or extraordinary services as a result of being escrow agent including intervention in any litigation or proceeding, NSD shall receive reasonable compensation for such services and be reimbursed for such costs incurred, including reasonable attorneys' fees.

      12.   ENTIRE AGREEMENT

            This Escrow Agreement, including Exhibits hereto, constitutes the entire agreement among the parties regarding the subject matter hereof and supersedes all previous agreements, either oral or written, between the parties.

      13.   NOTICE

            All notices required by this Escrow Agreement shall be sufficiently served by mailing the same by certified or registered mail, return receipt requested, to the parties at their respective addresses, as follows:

                  (a)   BRAMBLES NSD, INC.
                        2109 Bering Drive
                        San Jose, CA 95131-2014
                        ATTN: Escrow Officer
                        Phone: (408) 453-2753
                        Fax:   (408) 441-6826

                  (b)   Participant:

                        SIMPLEX SOLUTIONS, INC.
                        521 Almanor Avenue
                        Sunnyvale, CA 94086
                        ATTN: President
                        Phone: (408) 617-61700

                         Fax: (408) 774-0285


                         with a copy to:


                         Michael J. Murphy, Esq.
                         Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, CA 94304
                         Phone: (650) 320-4826
                         Fax: (650) 493-6811


                    (c)  Cadence:
                         CADENCE DESIGN SYSTEMS, INC.
                         555 River Oaks Parkway
                         San Jose, CA 95134
                         ATTN: General Counsel
                         Phone: (408) 943-1234
                         FAX:   (408) 944-0215


     14.  COUNTERPARTS

          This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     15.  GOVERNING LAW

          This Escrow Agreement shall be governed by and construed according to the laws of the State of California.

     16. SEVERABILITY

          In the event any of the provisions of this Escrow Agreement shall be held by a court of competent jurisdiction to be contrary to any state or federal law, the remaining provisions of this Escrow Agreement will remain in full force and effect.

     17.  HEADINGS

          The section headings in this Escrow Agreement do not form a part of it, but are for convenience only and shall not limit or affect the meaning of the provisions.

          IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the day and in the year first above written.

PARTICIPANT                             BRAMBLES NSD, INC.

By /s/ AKI FUJIMURA                     By
   ----------------------------           --------------------------------------
Print Name: Aki Fujimura                Print Name:
            -------------------                    -----------------------------
Title: President/COO                    Title:
       ------------------------               ----------------------------------
Date: 1/11/02                           Date:
      -------------------------               ----------------------------------

CADENCE: Cadence Design Systems, Inc.

By /s/ R.L. SMITH McKEITHEN
   ----------------------------
Print Name: R.L. Smith McKeithen
            -------------------
Title: SR. VP & GENERAL COUNSEL
       ------------------------
Date: 1/11/02
      -------------------------

EXHIBIT A

FEE SCHEDULE

Escrow Agent:   BRAMBLES NSD, INC.
                     2109 Bering Drive
                     San Jose, CA 95131-2014

Re:  Escrow Agreement #______, dated ___________________________

1. Initial Acceptance Fee (One Time Only)                     $1,125.00

2. Custom Escrow Agreements                                   Priced by Proposal
   Amend Existing Agreement                                   Priced by Proposal

3. Annual Storage Fee
        Safe Deposit Box Storage                              $  475.00
(Volume up to 10" X 10" X 24")
                    Larger Units Available

4. Account Administration/Maintenance
             Clerical (One hour minimum per year)             $   30.00/Hr.
             Officer Level (As required)                      $   75.00/Hr.
             Termination Fee (Minimum)                        $  150.00
                  Shipping additional
             Bi-Annual Account Status Report                  $   50.00/ea.
             Verification Services (Variable Depth)           Ask for quote

5. Registration of Additional Cadences To Multiple
   Cadence Escrow
             First Cadence                                    No Charge
             Additional Cadences - Initial Registration       $  125.00 ea.
             Annual Fee Per Cadence Thereafter                $   25.00 ea.
             Cadence Termination                              $   25.00 ea.

6. Bonded Courier Service - Pick-up/Delivery
             Quote based on Location

7. Outside Costs
             Cost Plus 10%, as Incurred

   Prices subject to change without notice.                     Effective 7/1/98

                                   EXHIBIT E

                   LICENSES FOR USE IN PROFESSIONAL SERVICES

REF:   Software OEM Agreement
Dated:
================================================================================

THE FOLLOWING PROVISIONS OF THIS EXHIBIT E SHALL APPLY ONLY IF NEITHER CADENCE NOR ANY OF ITS SUBSIDIARIES RECOGNIZES, AND NORMALLY WOULD NOT RECOGNIZE, REVENUE FOR THE LICENSED WORKS OR MAINTENANCE SERVICES BY ANY WORLD WIDE SERVICES ENTITY. ACCORDINGLY, THIS EXHIBIT E AND THE LICENSES HEREIN SHALL NOT APPLY TO ANY SITUATION WHERE CADENCE OR ANY OF ITS SUBSIDIARIES RECOGNIZES REVENUE FOR THE LICENSED WORKS OR MAINTENANCE SERVICES BY ANY WORLD WIDE SERVICES ENTITY OR WOULD NORMALLY RECOGNIZE REVENUE FOR PROVIDING SIMILAR PRODUCTS OF ITS OWN OR ASSOCIATED MAINTENANCE SERVICES.

1. DEFINITIONS: Unless defined in this Exhibit, capitalized terms shall have the meanings provided therefor in the Software OEM License Agreement to which this Exhibit is attached (the "OEM Agreement").

(a) "IP RIGHTS" means semiconductor topography rights, rights in maskworks conferred by the U.S. Semiconductor Chip Protection Act of 1994 or any modification or re-enactment thereof, patents, copyrights, trademarks (including service marks), trade secrets, and design rights whether registered or unregistered and including any application for registration of any of the foregoing, and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these, which may subsist anywhere in the world.

      (b) "WORLD WIDE SERVICES" means the World Wide Services groups within Cadence and its Subsidiaries worldwide, which are engaged in the performance of electronic design and consulting services for customers.

2. INTERNAL EVALUATION LICENSE: Vendor hereby grants to World Wide Services a non-exclusive, non-transferable, royalty fee, right and license to use copies of the Licensed Works internally worldwide, and only to the limited extent necessary for World Wide Services' internal review, evaluation, testing, verification, and training.

3. LICENSE TO CUSTOMERS: The parties intend that in connection with World Wide Services providing electronic design and/or consulting services to a customer involving the Licensed Work, Cadence must license the Licensed Work directly to the End User customer pursuant to the distribution rights granted to Cadence in the OEM Agreement before World Wide Services may use the license rights reflected below in its professional services for such customer involving the Licensed Work. If the End User customer does not purchase, or has not purchased, a license to the Licensed Work which is the subject of the professional services, then World Wide Services may not use the Licensed Work in the performance of professional services for such customer, unless Cadence itself purchases or has purchased a license to such software directly from Vendor at a negotiated price. The licenses below only apply if Cadence's professional services customer has purchased a license to the Licensed Work and only apply to the specific copy of the Licensed Work purchased by such customer.

4. ACCESS LICENSE: If an End User licensee of the Licensed Work is also a World Wide Services professional services customer, Vendor hereby grants to World Wide Services a non-exclusive, non-transferable, worldwide, royalty-free, limited license to use and practice the Licensed Work licensed to such customer licensee, in the performance by World Wide Services of professional services for such customer licensee at such customer's facilities and as a permitted user under such customer's software license agreement for the Licensed Work. Vendor agrees that such customer licensee may make the Licensed Work licensed to customer available to World Wide Services for use in connection with World Wide Services' performing professional services for such customer licensee involving the Licensed Work.

5. TEMPORARY LICENSES FOR SPECIFIC SERVICES ENGAGEMENTS: If a customer of World Wide Services is also a End User licensee of a Licensed Work, then World Wide Services may use copies of the same Licensed Work licensed to such customer licensee in Cadence's or its Subsidiary's own facilities in the performance of a specific professional services engagement for such customer involving such Licensed Work, provided that the total number of copies in use concurrently by World Wide Services and such customer do not exceed the number of copies permitted under such customer's end user license agreement. This license shall only apply where the customer has purchased per copy licenses for which Vendor has been paid under the Agreement. With respect to such Licensed Work licensed to such customer, Vendor hereby grants to the World Wide Services a non-transferable, non-exclusive, royalty free, limited license, for the time period set forth below, to use and practice the Licensed Work licensed to such customer in the same form licensed to such customer, at the Cadence or its Subsidiary's site(s), solely for the purpose of performing the specific professional services engagement for such customer. Such license shall be granted for a time period equal to the duration of the specific professional services engagement for such customer.

6. OTHER LICENSE TERMS:

The following additional license terms shall apply to the licenses granted in Sections 2, 4 and 5 of this Exhibit:

        (a) Subject to Cadence's confidentiality obligations under the Agreement, Vendor agrees that World Wide Services may use contractors to perform the evaluation and/or the professional services involving a Licensed Work for a licensee customer. Cadence agrees that the World Wide Services will not use any Licensed Work in its professional services for a customer except as expressly authorized in this Exhibit, and that World Wide Services will only grant access to the Licensed Works licensed under this Exhibit to those of its employees and/or contractors (1) performing the permitted evaluation (Section 2) or (2) performing the specific professional services engagement for such licensee customer (Sections 4 and 5). Cadence and its Subsidiaries shall impose confidentiality obligations and use restrictions on their contractors so using the Licensed Work as permitted hereunder.

        (b) With respect to a Licensed Work licensed to World Wide Services under Section 2 hereof, World Wide Services shall be entitled to receive from Cadence, at no charge, all Maintenance Modifications and Enhancements to such Licensed Work that are released by Vendor to Cadence during the applicable evaluation period(s). With respect to a Licensed Work licensed to World Wide Services under Section 5, World Wide Services shall be entitled to receive from Cadence, at no charge, all Maintenance Modifications and Enhancements to such Licensed Work that are released by Vendor to Cadence during the period World Wide Services performs the specific professional services engagement for such licensee customer, but only to the same extent such licensee customer would be entitled to receive such Maintenance Modifications or Enhancements.

        (c) Cadence and World Wide Services shall not disclose to any third party any performance information relating to the Licensed Works.

        (d) Except in the event of breach by Cadence, the provisions of this Exhibit E shall survive termination of the OEM Agreement for whatever reason until the earlier of six (6) months after termination or completion of all relevant professional services engagements.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT F

                            TRADEMARK SPECIFICATIONS


REF:  Software OEM Agreement
Dated:

=======================================================
1. TRADEMARK SPECIFICATIONS.

The following are the trademark specifications for the Trademarks: [TBD PROMPTLY AFTER THE EFFECTIVE DATE] of Vendor.





                    [TBD PROMPTLY AFTER THE EFFECTIVE DATE]





           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]





CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT

                                   EXHIBIT G


                             HOUSE ACCOUNTS FOR [*]


[*]


Each of such customers shall include all affiliates of such customer. For purposes hereof, "affiliates" means entities that control, are controlled by or are under common control with the respective customer. Ownership of at least 50% of the voting securities of an entity shall be deemed to constitute control.



CADENCE CONFIDENTIAL
SOFTWARE OEM LICENSE AGREEMENT


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.